Exhibit 10.16

Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Asterisks denote omissions.

COLLABORATIVE RESEARCH

AND

LICENSE AGREEMENT

BETWEEN

ICAGEN INC.

YAMANOUCHI PHARMACEUTICAL CO., LTD.

DATED AS OF MARCH 21, 2000

2

7.	PAYMENT TERMS, RECORDS AND AUDIT RIGHTS.		49

	7.1	Payment	49
	7.2	Mode of Payment	49
	7.3	Records Retention	49
	7.4	Audit Request	49
	7.5	Taxes	50
	7.6	Blocked Currency	50
	7.7	Interest on Late Payments	50

8.	OWNERSHIP; PATENTS.		51

	8.1	Ownership of Compounds	51
	8.2	Ownership of Inventions	51
	8.3	Joint Inventions	51
	8.4	Patent Filing, Maintenance and Prosecution.	51

9.	PATENT ENFORCEMENT AND INFRINGEMENT.		53

	9.1	Patent Enforcement.	53
	9.2	Infringement Actions by Third Parties.	55

10.	REPRESENTATIONS AND WARRANTIES.		56

	10.1	Representations and Warranties of Both Parties	56
	10.2	Representations and Warranties of ICAgen	57
	10.3	Representations and Warranties of YAMANOUCHI	57

11.	INDEMNIFICATION.		57

	11.1	By YAMANOUCHI	57
	11.2	By ICAgen	58
	11.3	Notice	58

12.	PUBLICATION; CONFIDENTIALITY.		59

	12.1	Publication.	59
	12.2	Confidentiality; Exceptions	61
	12.3	Exclusions to Confidentiality	61
	12.4	Injunctive Relief	62

13.	TERM; TERMINATION.		63

	13.1	Term	63
	13.2	Breach.	63
	13.3	Termination Other Than for Breach	65
	13.4	Effect of Expiration or Termination.	65
	13.5	Accrued Rights, Surviving Obligations.	67

14.	FORCE MAJEURE.		67

15.	MISCELLANEOUS.		68

	15.1	Non-solicitation	68
	15.2	Relationship of Parties	68
	15.3	Assignment	68
	15.4	Disclaimer of Warranties	69

3

15.5	Further Actions	69
15.6	Notice	69
15.7	Use of Name	70
15.8	Public Announcements	70
15.9	Waiver	71
15.10	Compliance with Law	71
15.11	Severability	71
15.12	Amendment	71
15.13	Governing Law	71
15.14	Arbitration.	71
15.15	No Consequential Damages	72
15.16	Entire Agreement	72
15.17	Parties in Interest	73
15.18	Descriptive Headings	73
15.19	Counterparts	73
15.20	Consent to Jurisdiction	73
15.21	English Language	74
Exhibit A	RESEARCH PLAN
Exhibit B	JOINT RESEARCH COMMITTEE

4

COLLABORATIVE RESEARCH

AND

LICENSE AGREEMENT

THIS COLLABORATIVE RESEARCH AND LICENSE AGREEMENT (this “Agreement”) dated as of March 21, 2000 (the “Effective Date”) is entered into by and between ICAgen Inc., a corporation duly organized and existing under the laws of the State of Delaware and having offices at 4222 Emperor Boulevard, Suite 460, Durham, North Carolina 27703 (“ICAgen”), and Yamanouchi Pharmaceutical Co., Ltd., a corporation duly organized and existing under the laws of Japan and having offices at 3-11 NihonbashiHoncho 2-chome, Chuo-ku, Tokyo 103-8411, Japan (“YAMANOUCHI”).

BACKGROUND

A. ICAgen has developed an expertise in ion channel technology, and the parties desire to enter into a collaborative research program utilizing such ion channel technology for the discovery of drugs for use primarily in the treatment of dementia (including Alzheimer’s disease and vascular conditions), schizophrenia and depression, but also for the treatment of other diseases of the central nervous system, and to provide for the evaluation, development and commercialization of drugs discovered in the research program.

B. ICAgen and YAMANOUCHI are entering into this Agreement to provide for (i) YAMANOUCHI’s funding of the collaborative research program to be conducted by ICAgen and YAMANOUCHI, (ii) ICAgen’s granting licenses to YAMANOUCHI to develop and commercialize certain products using compounds screened by either ICAgen or YAMANOUCHI in the collaborative research program, and (iii) YAMANOUCHI’s granting licenses to ICAgen to develop and commercialize certain products using compounds screened by either ICAgen or YAMANOUCHI in the collaborative research program.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements of the Parties contained in this Agreement, the Parties agree as follows:

1.	DEFINITIONS.

As used in this Agreement, the following terms will have those meanings set forth in this Section 1 unless the context dictates otherwise.

1.1 “Abandonment Notice” shall mean an ICAgen Abandonment Notice or a YAMANOUCHI Abandonment Notice.

1.2 “Advanced Lead Compound” shall mean an ICAgen Advanced Lead Compound or a Yamanouchi Advanced Lead Compound.

1.3 “Affiliate” with respect to any Party, shall mean any Person controlling, controlled by, or under common control with, such Party. For these purposes, “control” shall refer to (i) the possession, directly or indirectly, of the power to direct the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, or (ii) the ownership, directly or indirectly, of at least 50% of the voting securities or other ownership interest of a Person.

1.4 “Analog” of any YAMANOUCHI Compound or ICAgen Compound shall mean a compound in which the active substructure of such YAMANOUCHI Compound or ICAgen Compound, as the case may be, is conserved.

1.5 “Annual Research Plan” shall mean the research plan prepared annually during the term of the Research Program, as modified from time to time by mutual agreement of the Parties. The Annual Research Plan shall include criteria for the qualification of a compound as a Selected Hit Compound, Pre-Lead Compound, Lead Compound, Advanced Lead Compound and

Preclinical Compound, as well as the First, Second and Third Target Milestones (as defined in Section 2.4 of this Agreement).

1.6 “Asia” shall mean the following countries:

Afghanistan, Armenia, Azerbaijan, Bahrain, Bangladesh, Bhutan, Brunei, Cambodia, Democratic People’s Republic of Korea, Federated States of Micronesia, Fiji, Georgia, India, Indonesia, Iran, Iraq, Japan, Kazakhstan, Kiribati, Kuwait, Kyrgyzstan, Laos, Lebanon, Malaysia, Maldives, Marshall Islands, Mongolia, Myanmar, Nauru, Nepal, Oman, Pakistan, Palau, Papua New Guinea, People’s Republic of China, Philippines, Qatar, Republic of Korea, Russia, Saudi Arabia, Singapore, Solomon Islands, Sri Lanka, Syria, Taiwan, Tajikistan, Thailand, Tonga, Tuvalu, Turkmenistan, United Arab Emirates, Uzbekistan, Vietnam, Western Samoa and Yemen.

1.7 “Clinical Compound” shall mean an ICAgen Clinical Compound or a YAMANOUCHI Clinical Compound.

1.8 “Clinical Compound Selection Period” shall have the meaning assigned to such term in Section 2.12(a).

1.9 “CNS Indications” shall mean diseases and conditions of the human central nervous system.

1.10 “Confidential Information” shall have the meaning assigned to such term in Section 12.2.

1.11 “Effective Date” shall have the meaning assigned to such term in the preamble.

1.12 “Entire World” shall mean the entire world.

1.13 “Exclusivity Period” shall have the meaning assigned to such term in Section 2.8.

1.14 “FDA” shall mean the United States Food and Drug Administration or the equivalent agency thereto in another country, and any successors thereto.

1.15 “Field” shall mean the Primary Field, the Secondary Field or both, as applicable in the context.

1.16 “First Commercial Sale” shall mean, with respect to any Product, the first sale for use or consumption by the general public of such Product in a country after all required marketing approvals have been granted, or otherwise permitted, by the governing health authority of such country. “First Commercial Sale” shall not include the sale of any Product for use in clinical trials or for compassionate use prior to the grant of an NDA.

1.17 “ICAgen Abandonment Notice” shall have the meaning assigned to such term in Section 2.12(c).

1.18 “ICAgen Advanced Lead Compound” shall mean an ICAgen Lead Compound or its Analog that satisfies the criteria set forth in the first Annual Research Plan under the heading “To find Preclinical Compounds” or is otherwise determined by the Project Committee to be an ICAgen Advanced Lead Compound for purposes of this Agreement.

1.19 “ICAgen Clinical Compound” shall mean an ICAgen Preclinical Compound that has been selected for development and commercialization pursuant to Section 2.12.

1.20 “ICAgen Compound” shall mean any compound that ICAgen owns or controls and has the right to include in the Research Program.

1.21 “ICAgen Compound Product” shall mean any product in the Primary Field or the Secondary Field that consists of an ICAgen Compound or contains as an active ingredient an ICAgen Compound, where such ICAgen Compound was identified as having activity against a Target in the Research Program.

1.22 “ICAgen Exclusive Compound” shall mean any ICAgen Compound that ICAgen has identified prior to the Research Program as demonstrating the potential to become an ICAgen Selected Hit Compound.

1.23 “ICAgen Lead Compound” shall mean an ICAgen Pre-lead Compound or its Analog that satisfies the criteria set forth in the Annual Research Plan for determining whether such ICAgen Pre-lead Compound or Analog has potential to become an ICAgen Advanced Lead Compound and/or is determined by the Joint Research Committee to have such potential.

1.24 “ICAgen Pre-lead Compound” shall mean an ICAgen Selected Hit Compound that satisfies the criteria set forth in the Annual Research Plan for determining whether such ICAgen Selected Hit Compound has potential to become an ICAgen Lead Compound and/or is determined by the Joint Research Committee to have such potential.

1.25 “ICAgen Preclinical Compound” shall mean an ICAgen Advanced Lead Compound that satisfies the criteria set forth in the Annual Research Plan for determining whether such ICAgen Advanced Lead Compound has potential to become an ICAgen Clinical Compound and/or is determined by the Joint Research Committee to have such potential.

1.26 “ICAgen Selected Hit Compound” shall mean an ICAgen Compound that satisfies the criteria set forth in the Annual Research Plan for determining whether such ICAgen Compound has potential to become an ICAgen Pre-lead Compound and/or is determined by the Project Committee to have such potential.

1.27 “ICAgen Technology” shall mean:

(a) Any and all Patents covering ICAgen Compounds; and

(b) Any and all Inventions, improvements, discoveries, trade secrets, technologies, technical data, information, material and know-how conceived, first reduced to practice or demonstrated to have utility in the conduct of the Research Program, including but not limited to formulae, procedures, protocols, techniques and results of experimentation and testing, which are owned, controlled or developed by ICAgen.

1.28 “Initial Targets” shall mean the Targets initially selected by the Parties at the beginning of the Research Program for ICAgen Compounds and YAMANOUCHI Compounds to be screened against.

1.29 “Invention” shall mean any new or useful process, manufacture, compound or composition of matter, patentable or unpatentable, or any improvement thereof, conceived or first reduced to practice, or demonstrated to have utility by a Party in the conduct of the Research Program.

1.30 “Joint Invention” shall mean any Invention for which it is determined, in accordance with applicable law, that both: (i) one or more employees or agents of ICAgen or any other persons obliged to assign such Invention to ICAgen, and (ii) one or more employees or agents of YAMANOUCHI or any other persons obliged to assign such Invention to YAMANOUCHI, are joint inventors of such Invention.

1.31 “Joint Research Committee” shall mean the entity organized and acting pursuant to Section 3.

1.32 “Lead Compound” shall mean an ICAgen Lead Compound or a YAMANOUCHI Lead Compound.

1.33 “Major Country” shall mean the United States of America, Japan, United Kingdom, France, Germany, Italy and Spain.

1.34 “NDA” shall mean a New Drug Application or a Biologics License Application, as the case may be, filed with the FDA, or the equivalent thereof in other countries or regulatory jurisdictions.

1.35 “Net Sales” shall mean, with respect to any Product, the gross amount invoiced to Third Parties for such Product, commencing with the First Commercial Sale of such Product, less deductions for: (i) trade, quantity and/or cash discounts, allowances and rebates actually allowed or given; (ii) [**] percent ([**]%) of the gross amount invoiced to Third Parties for such Product to compensate for freight, postage, shipping, insurance and other transportation expenses (or, if separately identified in the invoice, such greater amount as is identified for freight, postage, shipping, insurance and other transportation expenses in such invoice); (iii) credits or refunds actually allowed for rejections, defects or recalls of such Product, outdated or returned Product, or because of rebates or retroactive price reductions for such Product; and (iv) sales, value-added or excise taxes, tariffs and duties, and other taxes directly related to the sale, to the extent that such items are included in the gross invoice price (but not including taxes assessed against the income derived from such sale). Such amounts shall be determined from the books and records of YAMANOUCHI, its Affiliates or its Sublicensees, or ICAgen, its Affiliates or its Sublicensees, as applicable, maintained in accordance with the generally accepted accounting principles.

1.36 “Party” shall mean ICAgen or YAMANOUCHI and, when used in the plural, shall mean ICAgen and YAMANOUCHI.

1.37 “Patents” shall mean all patents and patent applications throughout the applicable Territory, and any substitutions, extensions, renewals, continuations, divisions, reexaminations and/or reissues thereof, which ICAgen or YAMANOUCHI, as applicable in the context, at present or hereafter owns or controls (provided that such Party has the right to license or otherwise make available such patents and patent applications to the other Party), or which are owned or controlled jointly by YAMANOUCHI and ICAgen.

1.38 “Person” shall mean any natural person, corporation, firm, business trust, joint venture, association, organization, company, partnership or other business entity, or any government or any agency or political subdivision thereof.

1.39 “Phase II Clinical Trial” shall mean one of a series of clinical trials of a Clinical Compound in human subjects suffering from the condition or disease for which an NDA is to be sought which is the first human clinical trial designed to test the Clinical Compound for efficacy for such condition or disease.

1.40 “Phase III Clinical Trial” shall mean one of a series of clinical trials of a Clinical Compound by administration of such Clinical Compound to human subjects where a principal purpose of such trial is to provide confirmatory safety and efficacy data primarily to support an application for an NDA for a Product.

1.41 “Pre-lead Compound” shall mean an ICAgen Pre-lead Compound or a YAMANOUCHI Pre-lead Compound.

1.42 “Preclinical Compound” shall mean an ICAgen Preclinical Compound or a YAMANOUCHI Preclinical Compound.

1.43 “Primary Field” shall mean the treatment of the following three indications: (i) dementia (Alzheimer’s disease and vascular conditions), (ii) schizophrenia and/or (iii) depression.

1.44 “Product” shall mean either a YAMANOUCHI Compound Product or an ICAgen Compound Product.

1.45 “Project Committee” shall mean the entity organized and acting pursuant to Section 3.

1.46 “Rejection Notice” shall have the meaning assigned to such term in Section 2.12(i).

1.47 “Research Program” shall mean the research program conducted by ICAgen in collaboration with YAMANOUCHI pursuant to Section 2 of this Agreement for the purpose of identifying and developing modulators of Targets.

1.48 “Rest of the World” shall mean the Entire World other than Asia.

1.49 “Royalty Term” shall mean, with respect to each Product in a country in the applicable Territory, the period of time commencing on the First Commercial Sale of such Product in such country and ending on the later of (i) 10 years from the date of the First Commercial Sale of such Product in such country, or (ii) if the Product is covered by a Valid Claim of a Patent, the date on which the last to expire of the Patents in such country relating to such Product expires.

1.50 “Secondary Field” shall mean the treatment of CNS Indications other than those in the Primary Field.

1.51 “Selected Hit Compound” shall mean an ICAgen Selected Hit Compound or a YAMANOUCHI Selected Hit Compound.

1.52 “Sublicensee” shall mean a Third Party to which YAMANOUCHI or ICAgen, as the case may be, has granted a sublicense under the licenses and/or sublicenses granted to such Party hereunder.

1.53 “Substance” shall have the meaning assigned to such term in Section 2.9.

1.54 “Target” shall mean [**] that is selected as a molecular target against which ICAgen Compounds and YAMANOUCHI Compounds are screened in the Research Program.

1.55 “Territory” shall mean Asia, the Entire World or the Rest of World, as specified or applicable in the particular context.

1.56 “Third Party” shall mean any Person who or which is neither a Party nor an Affiliate of a Party.

1.57 “Valid Claim” shall mean a claim of any Patent which has not been held invalid or unenforceable by final decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which is not admitted to be invalid or unenforceable through reissue, disclaimer or otherwise.

1.58 “Valid Target” shall mean a Target against which all or substantially all of the ICAgen Compounds and YAMANOUCHI Compounds included in the Research Program have been screened and which, on the basis of in vitro assays, the Joint Research Committee has determined has the potential, based on modulation thereof, to lead to a treatment of a disease or condition within the Primary Field.

1.59 “YAMANOUCHI Abandonment Notice” shall have the meaning assigned to such term in Section 2.12(c).

1.60 “YAMANOUCHI Advanced Lead Compound” shall mean a Yamanouchi Lead Compound or its Analog that satisfies the criteria set forth in the Annual Research Plan under the heading “To find Preclinical Compounds” or is otherwise determined by the Project Committee to be a Yamanouchi Advanced Lead Compound for purposes of this Agreement.

1.61 “YAMANOUCHI Clinical Compound” shall mean a YAMANOUCHI Preclinical Compound that has been selected for development and commercialization pursuant to Section 2.12.

1.62 “YAMANOUCHI Compound” shall mean any compound that YAMANOUCHI owns or controls and has the right to include in the Research Program.

1.63 “YAMANOUCHI Compound Product” shall mean any product in the Primary Field or in the Secondary Field that consists of a YAMANOUCHI Compound or contains a YAMANOUCHI Compound as an active ingredient, where such YAMANOUCHI Compound was identified as having activity against a Target in the Research Program.

1.64 “YAMANOUCHI Lead Compound” shall mean a YAMANOUCHI Pre-lead Compound or its Analog that satisfies the criteria set forth in the Annual Research Plan for determining whether such YAMANOUCHI Pre-lead Compound or Analog has potential to become a YAMANOUCHI Advanced Lead Compound and/or is determined by the Joint Research Committee to have such potential.

1.65 “YAMANOUCHI Pre-lead Compound” shall mean a YAMANOUCHI Selected Hit Compound that satisfies the criteria set forth in the Annual Research Plan for determining whether such YAMANOUCHI Selected Hit Compound has potential to become a YAMANOUCHI Lead Compound and/or is determined by the Joint Research Committee to have such potential.

1.66 “YAMANOUCHI Preclinical Compound” shall mean a YAMANOUCHI Advanced Lead Compound that satisfies the criteria set forth in the Annual Research Plan for determining whether such YAMANOUCHI Advanced Lead Compound has potential to become a YAMANOUCHI Clinical Compound and/or is determined by the Joint Research Committee to have such potential.

1.67 “YAMANOUCHI Selected Hit Compound” shall mean a YAMANOUCHI Compound that satisfies the criteria set forth in the Annual Research Plan for determining whether such YAMANOUCHI Compound has potential to become a YAMANOUCHI Pre-lead Compound and/or is determined by the Project Committee to have such potential.

1.68 “YAMANOUCHI Technology” shall mean:

(a) Any and all Patents covering YAMANOUCHI Compounds; and

(b) Any and all Inventions, improvements, discoveries, trade secrets, technologies, technical data, information, material and know-how conceived, first reduced to practice or demonstrated to have utility in the conduct of the Research Program, including but not limited to formulae, procedures, protocols, techniques and results of experimentation and testing, which are owned, controlled or developed by YAMANOUCHI.

2.	COLLABORATIVE RESEARCH PROGRAM.

2.1 Scope of Research Program. A detailed description and tentative time line for the Research Program and the first Annual Research Plan are attached hereto as Exhibit A.

2.2 ICAgen Activities.

(a) General. As part of the Research Program, ICAgen shall:

(i) Screen [**].

(ii) Transfer the protocols and materials to YAMANOUCHI necessary for and provide assistance to YAMANOUCHI related to certain [**] activities to be undertaken by YAMANOUCHI, as specified in the Annual Research Plan.

(iii) Perform its obligations set forth in the Annual Research Plan.

(b) Reports to Project Committee. ICAgen shall promptly report to the Project Committee all ICAgen Compounds that ICAgen identifies as potential ICAgen Selected Hit Compounds and all data obtained by ICAgen, if any, on Selected Hit Compounds, Pre-lead Compounds, Lead Compounds and Advanced Lead Compounds, as well as Analogs thereof.

2.3 YAMANOUCHI Activities.

(a) General. As part of the Research Program, YAMANOUCHI shall:

(i) Screen [**].

(ii) Perform its obligations set forth in the Annual Research Plan.

(b) Reports to Project Committee. YAMANOUCHI shall promptly report to the Project Committee all YAMANOUCHI Compounds that YAMANOUCHI identifies as potential YAMANOUCHI Selected Hit Compounds and all data obtained by YAMANOUCHI, if any, on Selected Hit Compounds, Pre-lead Compounds, Lead Compounds and Advanced Lead Compounds, as well as Analogs thereof.

2.4 Targets.

(a) Target-Based Milestones. The Research Program initially shall involve the screening of ICAgen Compounds and YAMANOUCHI Compounds against the Initial Targets. If the Joint Research Committee determines that, as of the date that is [**] after the Effective Date (or such later date as the Parties may, in good faith, mutually agree upon), there is no reasonable probability that the First Target Milestone or Second Target Milestone (each as defined below), respectively, will be achieved, then the provisions of subsection (b) shall apply; provided that the deadlines for achieving the First Target Milestone and Second Target Milestone shall be extended to the extent that any delays in achieving such milestones result from delays by YAMANOUCHI in performing its duties under this Agreement or under the Annual Research Plan (with the length of such extension to be equal to the length of such delays). In addition, if the Joint Research Committee determines that, as of the date that is [**] after the Effective Date (or such other date as the Parties may, in good faith, mutually agree upon), there is no reasonable probability that the Third Target Milestone (as defined below) will be achieved, then the provisions of subsection (b) shall apply; provided that the deadline for achieving the Third Target Milestone shall be extended to the extent that any delays in achieving such milestone result from delays by YAMANOUCHI in performing its duties under this Agreement or under the Annual Research Plan (with the length of such extension to be equal to the length of such delays). As used herein, the term “First Target Milestone” means [**] the Research Program; the term “Second Target Milestone” means (i) [**] the Research Program and (ii) [**] the Annual Research Plan; and the term “Third Target Milestone” means [**] the Annual Research Plan.

(b) Replacement Target. In the event that either the First, Second or Third Target Milestone is not achieved as provided in subsection (a) above, then ICAgen shall make available to YAMANOUCHI a list of additional Targets. YAMANOUCHI shall, unless none of the additional Targets on the list is reasonably compatible with any YAMANOUCHI research strategy, select from such list one additional Target as a replacement for the Initial Targets. YAMANOUCHI shall have a reasonable period of time during which to make its selection of such replacement Target; provided that YAMANOUCHI shall promptly notify ICAgen of its selection and shall release all Targets not selected as the replacement upon the earlier of its selection of a replacement or [**] after ICAgen makes the list available. In the event of such a replacement, all rights with respect to the Initial Targets, and all rights with respect to the Targets not selected as the replacement Target from the list made available by ICAgen, shall revert to ICAgen, and YAMANOUCHI shall cease using any Confidential Information and Substances (as defined in Section 2.9) of ICAgen relating to the Initial Targets and all non-selected Targets. In the event of such a replacement, a new time line and a new Annual Research Plan shall be mutually agreed by the Parties with respect to the replacement Target.

(c) YAMANOUCHI Termination Right. If either (i) YAMANOUCHI declines to select a replacement Target from the list of additional Targets provided by ICAgen because YAMANOUCHI reasonably determines that none of the additional Targets on the list is reasonably compatible with any YAMANOUCHI research strategy, or (ii) Yamanouchi selects a replacement Target and any mutually agreed upon research milestone with respect to the replacement Target is not achieved (as determined by the Joint Research Committee) within the time lines mutually agreed upon, YAMANOUCHI shall be entitled to terminate this Agreement upon written notice to ICAgen; provided that YAMANOUCHI shall continue to fund the Research Program in accordance with Section 2.5 for at least ninety (90) days after such written notice or until the scheduled time for completion of the Research Program, whichever is earlier.

(d) Sublicense Option. If ICAgen holds the right to screen against a Target pursuant to a license from a Third Party, ICAgen shall make available to YAMANOUCHI the option to enter into a sublicense with ICAgen under such license, which option shall be exercisable during the term of this Agreement at any time from and after (i) the identification in the Research Program of a Pre-lead Compound relating to such Target, and (ii) the determination by the Parties that such Target is a Valid Target. Any such sublicense shall be exclusive (except as to ICAgen) in the Primary Field and non-exclusive in the Secondary Field, and shall conform to any requirements of the license to ICAgen with respect to sublicenses. Any such sublicense shall terminate upon the first to occur of: (i) the termination or expiration of this Agreement; (ii) YAMANOUCHI ceasing to use commercially reasonable efforts (as specified in Section 4.1(a)) to develop and commercialize a Clinical Compound or Product based on such Pre-lead Compound, the discovery or development of which was covered by a Valid Claim of any patents or patent application(s) which are the subject of the sublicense; (iii) a notice of termination from YAMANOUCHI to ICAgen; or (iv) expiration or termination of the underlying license; provided that ICAgen shall use commercially reasonable efforts to maintain such underlying license in effect in order to avoid a termination of the sublicense under the immediately preceding clause (iv) above.

2.5 Funding of the Research Program.

(a) Funding Obligation. For each year during the term of the Research Program, YAMANOUCHI (i) shall pay ICAgen $[**] for ICAgen’s activities in connection with the Research Program and (ii) shall reimburse ICAgen for up to $[**] of out-of-pocket Third Party costs incurred by ICAgen in connection with the Research Program. For purposes of this Section 2.5(a), out-of-pocket Third Party costs for which ICAgen shall be entitled to reimbursement shall be the amounts billed directly to ICAgen by Third Parties.

(b) Payments. The $[**]annual payment specified in Section 2.5 (a) shall be paid in equal quarterly installments in advance on the first day of January, April, July and October of each calendar year. Any payment for a portion of a calendar quarter shall be made on a pro rata basis. ICAgen shall provide YAMANOUCHI with a report setting forth the costs incurred by it in the Research Program (the “Research Program Costs”) during each calendar quarter within thirty (30) days after the end of the calendar quarter, such report to be in reasonable detail sufficient for YAMANOUCHI to confirm that such costs were incurred in the conduct of the Research Program. Reimbursements of Third Party costs specified in Section 2.5(a) shall be paid on a quarterly basis within 30 days after the receipt by YAMANOUCHI of an invoice, which shall be delivered within thirty (30) days after the end of each calendar quarter, which shall itemize the amount of out-of-pocket Third Party costs incurred by ICAgen during the calendar quarter and which shall be accompanied by a receipt or other reasonable supporting documentation for each expense item. All payments shall be made via wire transfer to a bank account designated by ICAgen from time to time. In the event that, as of the expiration or termination of the Research Program, the aggregate amount of funding provided by YAMANOUCHI pursuant to subsection (a) (exclusive of reimbursements for Third Party costs) exceeds the aggregate Research Program Costs reported by ICAgen, then ICAgen shall return to YAMANOUCHI an amount equal to such excess for purposes of enabling YAMANOUCHI to document research expenses exempt from withholding taxes in Japan. YAMANOUCHI shall thereafter promptly pay back to ICAgen the amount returned to YAMANOUCHI, less any withholding tax applicable to such payment. For example, if Research Program Costs total $[**] and YAMANOUCHI i shall have provided $[**] pursuant to subsection (a), ICAgen shall return $[**] to YAMANOUCHI and YAMANOUCHI will pay $[**] to ICAgen and $[**] to the tax authorities.

2.6 Conduct of Research Program. During the term of the Research Program, each Party shall:

(a) undertake its obligations under the Research Program as set forth in the Annual Research Plan and such other activities which, from time to time, the Project Committee decides are necessary for the commercial success of the Research Program;

(b) use all reasonable efforts and proceed diligently to perform the work set out for such Party to perform in the Annual Research Plan, including without limitation by using personnel with sufficient skills and experience [**], together with sufficient equipment and facilities (it being acknowledged that ICAgen shall have no obligation to acquire additional equipment or to expand its facilities in order to perform its obligations under the Research Program);

(c) conduct the Research Program in good scientific manner and in compliance in all material respects with all requirements of applicable laws, rules and regulations, and all other requirements of any applicable good laboratory practices to attempt to achieve its objectives efficiently and expeditiously;

(d) within thirty (30) days following the end of each calendar month during the term of the Research Program furnish the other Party with a reasonably detailed written report summarizing the activities conducted by such Party under the Research Program during such month;

(e) promptly provide an invention disclosure report to the other Party with respect to any Invention or Joint Invention;

(f) allow representatives of the other Party, upon reasonable notice and during normal business hours, to visit the facilities of such Party where the Research Program is being conducted, and consult informally, during such visits and by telephone, with such Party’s personnel performing work on the Research Program; and

(g) negotiate in good faith a new Annual Research Plan which shall be finalized at least thirty (30) days prior to each anniversary of this Agreement while the Research Program is still in effect.

2.7 Records.

(a) Maintenance of Records. ICAgen and YAMANOUCHI each shall maintain records, in sufficient detail and in good scientific manner, which shall be complete and accurate in all material respects and shall fully and properly reflect all work done and results achieved in the performance of the Research Program (including all data in the form required under all applicable laws and regulations).

(b) Inspection Right. ICAgen and YAMANOUCHI each shall have the right, during normal business hours and upon thirty (30) days prior written notice, and subject to such reasonable procedures as the other Party may require, to inspect all such records of the other Party solely and directly relating to the Research Program to the extent reasonably required for the performance of its obligations under this Agreement. ICAgen and YAMANOUCHI each shall maintain such records and the information of the other Party contained therein in confidence in accordance with Section 12 and shall not use such records or information except to the extent otherwise permitted by this Agreement.

2.8 Exclusivity.

(a) Exclusivity Commitment. During the Exclusivity Period (as defined below), neither Party nor any of its Affiliates (other than (i) an Affiliate that controls such Party or (ii) any Affiliates of such Affiliate that controls such Party and that are not controlled by such Party) shall engage in any research or drug development activities, either for their own benefit or with, for the benefit of or sponsored by any Third Party, with respect to a product in the Primary Field whose activity is based upon modulation of a Target; provided, however, that nothing in this Section 2.8 shall preclude a Party from developing and commercializing Clinical Compounds and Products based thereon as contemplated by this Agreement or preclude ICAgen from developing and commercializing anywhere in the world compounds in the Field whose activities are based upon the modulation of Targets to which rights have reverted to ICAgen under Section 2.4(b) or from developing and commercializing anywhere in the world Advanced Lead Compounds, Selected Hit Compounds, Pre-Lead Compounds and Products based thereon in the Field as contemplated under Section 3.5(c).

(b) Exclusivity Period. For purposes of this Agreement, the “Exclusivity Period,” shall mean the period beginning on the Effective Date and ending on the [**]; provided, however, that if on the [**] either Party is using commercially reasonable efforts (as specified in Section 4.1(a)) to develop and/or commercialize a Clinical Compound and a Product based thereon in the Primary Field, the Exclusivity Period to which the other Party is committed shall be extended to end on the [**].

(c) Termination of Exclusivity Period. Notwithstanding Section 2.8(b), the Exclusivity Period to which either Party is committed shall terminate if at any time after the other Party first commences a program to develop and commercialize Clinical Compounds and Products based thereon in the Primary Field under this Agreement, such other Party subsequently terminates or abandons all of its programs to develop and commercialize Clinical Compounds and Products based thereon in the Primary Field as contemplated by this Agreement.

2.9 Material Transfer. In order to facilitate the Research Program, either Party may provide to the other Party certain [**] (“Substances”) owned by or licensed to the supplying Party (other than under this Agreement) for use by the other Party in furtherance of the Research Program. In addition, each Party shall use reasonable efforts to provide to the other Party up to [**] of each Pre-lead Compound and each related compound subsequently chemically synthesized under the Research Program (“Compound Samples”). Until the first to occur of (i) the end of the Clinical Compound Selection Period, or (ii) the termination of this Agreement, all Compound Samples shall be used by the receiving Party solely in connection with the Research Program and the development activities contemplated by this Agreement. Thereafter, each Party may use Compound Samples provided by the other Party for all research and commercial purposes (such as inclusion of such compounds in compound libraries for screening purposes) without obligation to the other Party, provided that: (x) the Party receiving a Compound Sample may not utilize such Compound Sample if such compound is a Preclinical Compound or Clinical Compound that the other Party is developing or commercializing or a Back-up Compound for any Preclinical Compound or Clinical Compound that the other Party is developing or commercializing, and (y) the Party receiving a Compound Sample shall not in any case utilize such Compound Sample to develop any product based thereon outside the Field if the compound’s primary mechanism of action is to modulate a Target against which such compound was identified as having activity in the Research Program, and (z) if within five years after the term of the Research Program the Party receiving a Compound Sample commences development or commercialization of the compound in the Field and such compound has as its primary mechanism of action the modulation of a Target against which such compound was identified as having activity in the Research Program or thereafter during the Exclusivity Period, such Party shall be required to pay (i) milestones to the other Party with respect to such compound as provided in Section 6.2, if the other Party is ICAgen

(treating such compound as a Preclinical Compound for purposes of Section 6.2(a) and as a Clinical Compound for purposes of Sections 6.2(b) and (c)) and (ii) royalties as provided in Section 6.3(a) or (b) (treating such compound as a Product for purposes of Section 6.3(a) or (b)). Except as otherwise provided under this Agreement, all Substances delivered to the other Party, shall not be used for the benefit of or delivered to any Third Party without the prior written consent of the supplying Party. The Substances and Compound Samples supplied under this Section 2.9 shall not be used in research or testing involving human subjects and shall be used with prudence and appropriate caution in any experimental work, since not all their characteristics may be known. THE SUBSTANCES AND COMPOUND SAMPLES ARE PROVIDED “AS IS” AND WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE OR ANY WARRANTY THAT THE USE OF THE SUBSTANCES OR COMPOUND SAMPLES WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY.

2.10 Liability. Each Party shall be responsible for, and hereby assumes, any and all risks of personal injury or property damage attributable to the negligent or willful acts or omissions, during the term of the Research Program, of that Party or its Affiliates, and their respective directors, officers, employees and agents.

2.11 Term and Termination of Research Program.

(a) The Research Program shall terminate upon the earlier to occur of (i) the termination of this Agreement or (ii) three years after the Effective Date. If YAMANOUCHI desires to extend the Research Program, it must provide ICAgen with a proposal as to such extension at least six months prior to the termination of the Research Program, which proposal shall include a description of the proposed activities and their scope and a description of the proposed funding for the proposed activities; provided that if, due to ICAgen’s inability to accomplish the Third Target Milestone within the term of the Research Program, YAMANOUCHI provides ICAgen with a proposal for extension less than six months prior to the termination of the Research Program, then ICAgen shall negotiate with YAMANOUCHI in good faith regarding terms for YAMANOUCHI’s proposed extension. The Research Program only may be extended upon the mutual written consent of both Parties.

(b) Upon termination of the Research Program pursuant to Section 2.11(a), each Party shall promptly transfer to the other Party all relevant records and materials in a receiving Party’s possession or control containing Confidential Information of the disclosing Party to which the receiving Party does not retain rights hereunder and furnish to the supplying Party all Substances (but not Compound Samples) provided in connection with the Research Program.

(c) Except as provided in this Section 2.11, termination of the Research Program shall not terminate any other rights or obligations of the Parties under this Agreement other than those set forth in this Section 2.

2.12 Selection of Clinical Compounds For Development and Commercialization; Reversion of Rights to Compounds.

(a) Primary Field Preclinical Compounds. The provisions of this subsection (a) shall apply with respect to (x) each Preclinical Compound that is determined by the Joint Research Committee to be reasonably likely to have an indication in the Primary Field or to have an indication in both the Primary Field and the Secondary Field (each such compound, a “Primary Field Preclinical Compound”), (y) certain Non-Selected Primary Field Preclinical Compounds (as defined in subsection (a)(ii) below), and (z) certain Abandoned Primary Field Preclinical Compounds (as defined in subsection (a)(ii) below):

(i) YAMANOUCHI Right to Elect. YAMANOUCHI may elect, at any time during the period beginning on the Effective Date and, unless extended by mutual agreement of the Parties on a compound-by-compound basis, ending on [**] (the “Clinical Compound Selection Period”), to develop and commercialize each Primary Field Preclinical Compound as a Clinical Compound in the Entire World in the Primary Field and in Asia in the Secondary Field.

(ii) ICAgen Right to Elect. Except as provided below, ICAgen may:

(A) during the [**] period following the [**], elect to develop and commercialize in the Primary Field in the Entire World any Primary Field Preclinical Compound that YAMANOUCHI has not elected to develop and commercialize in the Primary Field as provided in subsection (a)(i) above and that has not been selected as a Back-up Compound by YAMANOUCHI pursuant to Section 2.12(j) (a “Non-Selected Primary Field Preclinical Compound”), and/or

(B) during the [**] period following the [**], elect to develop and commercialize in the Secondary Field in the Rest of the World or, if YAMANOUCHI has not elected to develop and commercialize in the Secondary Field in Asia pursuant to subsection (a)(i), in the Entire World any Non-Selected Primary Field Preclinical Compound, and/or

(C) during the [**] period following the [**], elect to develop and commercialize in the Primary Field in the Entire World and/or in the

Secondary Field in the Rest of the World and/or, if YAMANOUCHI has not elected to develop and commercialize in the Secondary Field in Asia pursuant to subsection (a)(i), in the Secondary Field in the Entire World any Primary Field Preclinical Compound, Clinical Compound or Product based thereon for which YAMANOUCHI has provided such YAMANOUCHI Abandonment Notice relating to the Primary Field or to all Fields (an “Abandoned Primary Field Preclinical Compound”).

Notwithstanding the foregoing, ICAgen may not elect to develop or commercialize a Primary Field Preclinical Compound, Clinical Compound or Product based thereon for an indication in the Primary Field if YAMANOUCHI is developing or commercializing another Clinical Compound or a Product based thereon for the same indication in the Primary Field.

(b) Secondary Field Preclinical Compounds. The provisions of this subsection (b) shall apply with respect to (x) each Preclinical Compound that is determined by the Joint Research Committee to be reasonably likely to have an indication in the Secondary Field (but not an indication in the Primary Field) (each such compound, a “Secondary Field Preclinical Compound”), (y) certain Non-Selected Primary Field Preclinical Compounds, and (z) certain Abandoned Primary Field Preclinical Compounds:

(i) ICAgen Right to Elect for Rest of World. ICAgen may, at any time during the Clinical Compound Selection Period, elect to develop and commercialize in the Secondary Field in the Rest of the World each Secondary Field Preclinical Compound.

(ii) YAMANOUCHI Right to Elect for Asia. YAMANOUCHI may, at any time during the Clinical Compound Selection Period, elect to develop and commercialize in the Secondary Field in Asia each Secondary Field Preclinical Compound.

(iii) ICAgen Right to Elect for Entire World. ICAgen may, during the [**] period following the [**], elect to develop and commercialize in the Secondary Field in the Entire World each Secondary Field Preclinical Compound if, during the Clinical Compound Selection Period, (A) ICAgen has elected to develop and commercialize such Secondary Field Preclinical Compound in the Rest of the World in the Secondary Field, and (B) YAMANOUCHI has not elected to develop and commercialize such Secondary Field Preclinical Compound in the Secondary Field in Asia as provided in subsection (b)(ii), or YAMANOUCHI has provided a YAMANOUCHI Abandonment Notice for such Secondary Field Preclinical Compound.

(iv) YAMANOUCHI Right to Elect for Entire World. YAMANOUCHI may, during the [**] period following the [**], elect to develop and commercialize in the Secondary Field in the Entire World each Secondary Field Preclinical Compound, Non-Selected Primary Field Preclinical Compound and Abandoned Primary Field Preclinical Compound if, during the Clinical Compound Selection Period, (A) YAMANOUCHI has elected to develop and commercialize such Secondary Field Preclinical Compound, Non-Selected Primary Field Preclinical Compound or Abandoned Primary Field Preclinical Compound in Asia in the Secondary Field, and (B) ICAgen has not elected to develop and commercialize such Secondary Field Preclinical Compound, Non-Selected Primary Field Preclinical Compound or

Abandoned Primary Field Preclinical Compound in the Secondary Field in the Rest of the World as provided in subsection (b)(i), or ICAgen has provided an ICAgen Abandonment Notice for such Secondary Field Preclinical Compound, Non-Selected Primary Field Preclinical Compound or Abandoned Primary Field Preclinical Compound.

(c) Abandonment. If pursuant to Section 2.12(a) or (b) either Party elects to develop and commercialize a Preclinical Compound and thereafter at any time ceases, in all Major Countries in the applicable Territory, to use commercially reasonable efforts (as specified in Section 4.1) to develop and commercialize a Clinical Compound and a Product based thereon, it shall promptly so notify the other Party (a “YAMANOUCHI Abandonment Notice” or an “ICAgen Abandonment Notice”, as the case may be). Such notice shall indicate whether the abandonment applies to the Primary Field, the Secondary Field or to all Fields, as applicable.

(d) Notice of Election. If a Party desires to make an election pursuant to Section 2.12(a) or (b), it may do so by giving notice thereof to the other Party within the applicable time period specified in such Sections or any extension of the applicable time period that is agreed upon in writing by both Parties. If a Party fails to make an election by giving such notice within the applicable time period (or such a mutually agreed upon extension thereof), the right to make such election shall expire and be of no further force or effect. If either Party desires to make any election pursuant to Section 2.12(a) or (b) that it would be entitled to make pursuant to Section 2.12(a) or (b) but for the fact that the compound with respect to which it desires to make such election has not been formally designated a Preclinical Compound, then such Party shall be entitled to make the election; provided that such Party shall have given the other Party [**] prior written notice of its intent to make such election and the other Party has not agreed in writing during such [**] period to cooperate with such Party in promptly causing the Joint Research Committee to designate such compound a Preclinical Compound.

(e) Cessation of Efforts. If a Party believes that the other Party has ceased, in all Major Countries in the applicable Territory, to use commercially reasonable efforts (as provided in Section 4.1(a) or (b), as applicable) to develop or commercialize a Clinical Compound or a Product based thereon, it may so notify the other Party. If the other Party does not respond within [**] of such notice by giving the first Party an Abandonment Notice or providing the first Party with information relating to the development or commercialization of the Clinical Compound or the Product based thereon at issue sufficient to satisfy the first Party that the other Party is using the requisite commercially reasonable efforts, the first Party may submit the issue of whether the other Party has ceased, in all Major Countries in the applicable Territory, to use commercially reasonable efforts to develop or commercialize such Clinical Compound or Product based thereon, to arbitration in accordance with Section 15.14. If it is determined in such arbitration that the other Party has ceased to use commercially reasonable efforts to develop or commercialize the Clinical Compound or Product based thereon that is the subject of the arbitration, such other Party shall be deemed to have given an Abandonment Notice as to such Clinical Compound and Product based thereon as of the date of the decision in the arbitration.

(f) YAMANOUCHI Reversion of Rights. Subject to the provisions of Sections 2.9 and 3.5(c), (i) if a YAMANOUCHI Compound, a YAMANOUCHI Selected Hit Compound, a YAMANOUCHI Pre-lead Compound, a YAMANOUCHI Lead Compound or a YAMANOUCHI Advanced Lead Compound is not selected as a YAMANOUCHI Selected Hit Compound, a YAMANOUCHI Pre-Lead Compound, a YAMANOUCHI Lead Compound, a YAMANOUCHI Advanced Lead Compound or a YAMANOUCHI Preclinical Compound,

respectively, all rights thereto shall revert solely to YAMANOUCHI; (ii) if an Analog synthesized by YAMANOUCHI under the Research Program is not selected as a YAMANOUCHI Lead Compound or a YAMANOUCHI Advanced Lead Compound, all rights thereto shall revert to YAMANOUCHI; (iii) if a YAMANOUCHI Preclinical Compound is not selected for development and commercialization by either Party pursuant to this Section 2.12, all rights thereto shall revert to YAMANOUCHI; and (iv) if a YAMANOUCHI Preclinical Compound has been selected for development and commercialization pursuant to this Section 2.12, but thereafter such YAMANOUCHI Preclinical Compound or the corresponding YAMANOUCHI Clinical Compound or a Product based thereon is the subject of an Abandonment Notice by a Party and the rights of the other Party to select such YAMANOUCHI Preclinical Compound for development and commercialization pursuant to this Section 2.12 shall have expired, all rights thereto shall revert to YAMANOUCHI; provided that YAMANOUCHI shall not in any case utilize a YAMANOUCHI Compound to develop any product based thereon outside the Field if such YAMANOUCHI Compound’s primary mechanism of action is to modulate a Target against which such YAMANOUCHI Compound was identified as having activity in the Research Program. Notwithstanding the foregoing provisions of this Section 2.12(f), if within five years after the end of the Research Program, YAMANOUCHI shall commence development or commercialization of a YAMANOUCHI Compound in the Field as to which rights have reverted to YAMANOUCHI pursuant to this Section 2.12(f) and the primary mechanism of action of such YAMANOUCHI Compound is to modulate a Target against which such YAMANOUCHI Compound was identified as having activity in the Research Program or thereafter during the Exclusivity Period, YAMANOUCHI shall be required to pay milestones to ICAgen with respect to such YAMANOUCHI Compound as provided in Section 6.2 (treating such YAMANOUCHI

Compound as a Preclinical Compound for purposes of Section 6.2(a) and a Clinical Compound for purposes of Sections 6.2(b) and (c)) and royalties as provided in Section 6.3(a) (treating such YAMANOUCHI Compound as a Product for purposes of Section 6.3(a)).

(g) ICAgen Reversion of Rights. Subject to the provisions of Section 2.9, (i) if an ICAgen Compound, an ICAgen Selected Hit Compound, an ICAgen Pre-lead Compound, an ICAgen Lead Compound or an ICAgen Advanced Lead Compound is not selected as an ICAgen Selected Hit Compound, an ICAgen Pre-lead Compound, an ICAgen Lead Compound, an ICAgen Advanced Lead Compound or an ICAgen Preclinical Compound, respectively, all rights thereto shall revert solely to ICAgen; (ii) if an Analog synthesized by ICAgen under the Research Program is not selected as an ICAgen Lead Compound or an ICAgen Advanced Lead Compound, all rights thereto shall revert to ICAgen; (iii) if an ICAgen Preclinical Compound is not selected for development and commercialization by either Party pursuant to this Section 2.12, all rights thereto shall revert to ICAgen; and (iv) if an ICAgen Preclinical Compound has been selected for development and commercialization pursuant to this Section 2.12, but thereafter such ICAgen Preclinical Compound or the corresponding ICAgen Clinical Compound or a Product based thereon is the subject of an Abandonment Notice by a Party and the rights of the other Party to select such ICAgen Preclinical Compound for development and commercialization pursuant to this Section 2.12 shall have expired, all rights thereto shall revert to ICAgen. Notwithstanding the foregoing provisions of this Section 2.12(g), if within five years after the end of the Research Program, ICAgen shall commence development or commercialization of an ICAgen Compound in the Field as to which rights have reverted to ICAgen pursuant to this Section 2.12(g) and the primary mechanism of action of such ICAgen Compound is to modulate a Target against which such ICAgen Compound was identified as having activity in the Research Program or thereafter during the Exclusivity Period, ICAgen shall be required to pay YAMANOUCHI royalties as provided in Section 6.3(b) (treating such ICAgen Compound as a Product for purposes of Section 6.3(b)).

(h) Effect of Abandonment. With respect to a Clinical Compound or Product based thereon that is the subject of an Abandonment Notice by a Party, (i) the abandoning Party shall promptly return to the other Party all relevant records and materials in its possession or control containing the other Party’s Confidential Information and to which the abandoning Party does not retain any rights or licenses hereunder; (ii) all licenses granted by the other Party to the abandoning Party under Section 5 shall terminate; and (iii) if the other Party holds unexpired rights to elect to develop or commercialize such Clinical Compound or Product based thereon under this Section 2.12 or is the Party to whom such Preclinical Compound, Clinical Compound or Product based thereon reverts as provided in Sections 2.12(f) or (g), (x) the abandoning Party shall transmit to the other Party all reports, information and data relating to such Clinical Compound or Product based thereon obtained or developed by the abandoning Party pursuant to this Agreement within [**] after the date of such Abandonment Notice, (y) all INDs, NDAs and other regulatory filings made or filed for such Clinical Compound or Product based thereon shall be transferred by the abandoning Party to the other Party if the other Party so desires and, for up to [**] after the abandoning Party transmits the reports, information and data relating to such Clinical Compound or Product based thereon to the other Party, the abandoning Party shall, at its cost, maintain such INDs, NDAs and other regulatory filings while the other Party tries to decide whether to develop and commercialize such Clinical Compound and Products based thereon pursuant to Section 2.12(a) or (b), and (z) the abandoning Party shall use reasonable efforts to cooperate with the other Party at the other Party’s expense to maintain the regulatory filings transferred to the other Party for an additional period not to exceed [**]that the other Party may request, but only for so long as the other Party provides assurances reasonably satisfactory to the abandoning Party that the other Party is actively developing or commercializing such Clinical Compound or Product based thereon or diligently performing reviews of the data and information on such Clinical Compound and Product based thereon to determine whether to elect to develop and commercialize such Clinical Compound and Product based thereon.

(i) Limitation on YAMANOUCHI Right to Elect. Notwithstanding the foregoing provisions of this Section 2.12, YAMANOUCHI may not elect to develop and commercialize any ICAgen Compound other than ICAgen Exclusive Compounds if, prior to 45 days after the time such ICAgen Compound is designated as a Selected Hit Compound pursuant to Section 3.2(b), ICAgen provides notice to YAMANOUCHI (a “Rejection Notice”) that such ICAgen Compound is the subject of an internal ICAgen development program or is encumbered by rights of one or more Third Parties that preclude ICAgen from permitting YAMANOUCHI to develop and commercialize such ICAgen Compound as provided in this Agreement or that require ICAgen to make payments to such Third Party or Parties in respect of the development or commercialization of such ICAgen Compound by YAMANOUCHI. If ICAgen timely gives a Rejection Notice as to an ICAgen Compound, YAMANOUCHI’s election to develop and commercialize such ICAgen Compound pursuant to this Section 2.12 shall be void and of no force or effect (and no license shall be deemed to have been granted to YAMANOUCHI as to such ICAgen Compound pursuant to Section 5.2(a)).

(j) Selection of Back-up Compounds. If either Party has elected to develop and commercialize a Preclinical Compound in the Primary Field or in the Secondary Field under Section 2.12(a) or 2.12(b) for one or more indications, then such Party shall have the right, during the [**] period following such election, to select [**] back-up compounds (which shall be selected from any available Selected Hit Compounds, Pre-lead Compounds, Lead Compounds, Advanced Lead Compounds or Preclinical Compounds) (“Back-up Compounds”) in such Field for one or more of the same indications. The Parties shall endeavor to make their elections and selections as promptly as reasonably practicable so as not to unnecessarily delay one another in making their elections and selections. The Party selecting a Back-up Compound shall have exclusive rights to such Back-up Compound to the same extent such Party has exclusive rights to the elected Preclinical Compound, for so long as such Party continues to develop and commercialize the elected Preclinical Compound in the applicable Field, for the applicable indication or indications and in the applicable Territory. A selected Back-up Compound shall thereafter be available to the Party selecting it to elect for commercialization and development under Section 2.12(a) or 2.12(b). The Party selecting a Back-up Compound shall not have the obligation to develop or commercialize the Back-up Compound for so long as it is developing and commercializing the elected Preclinical Compound in the applicable Field, for the applicable indication or indications and in the applicable Territory. If a Party elects to develop and commercialize a Back-up Compound in the place of a Preclinical Compound for which it has given an abandonment notice, then such Party shall be entitled to select a new Back-up Compound to replace the Back-up Compound elected for development and commercialization. In addition, with respect to each Preclinical Compound which either Party has elected to develop and commercialize under Section 2.12 (a) or (b), such Party shall have a [**] right to replace one of the Back-up Compounds selected by such Party for such Preclinical Compound with a different Back-up Compound. If a milestone payment under Section 6.2(b) or Section 6.2(c) has been paid by YAMANOUCHI with respect to a Preclinical Compound that is abandoned by YAMANOUCHI and YAMANOUCHI subsequently elects to develop and commercialize one of its Back-up Compounds in the applicable Field, for the same primary indication and in the applicable Territory, then such milestone payment shall not be payable by YAMANOUCHI with respect to such Back-up Compound.

3.	PROJECT COMMITTEE AND JOINT RESEARCH COMMITTEE.

3.1 Members. The Parties shall establish a research committee (the “Project Committee”) and a steering committee (the “Joint Research Committee”), each of which shall be comprised of an equal number of members designated by each Party. The Project Committee and the Joint Research Committee shall be established as soon as possible after the Effective Date. The initial members of the Joint Research Committee are set forth on Exhibit B. Any member of the Project Committee or the Joint Research Committee may be represented at any meeting by a designee appointed by such member for such meeting. Each Party shall be free to change its representative members, upon notice to the other Party.

3.2 Responsibilities of the Project Committee. The Project Committee shall be responsible for overseeing the Research Program, including without limitation:

(a) to evaluate and determine scientific criteria to be implemented under the Research Program;

(b) to evaluate data from the Research Program, designate Selected Hit Compounds and Advanced Lead Compounds for further research, determine whether target validation has been completed in accordance with the Annual Research Plan, recommend to the Joint Research Committee which Selected Hit Compounds and Pre-lead Compounds should be designated Pre-lead Compounds and Lead Compounds, recommend to the Joint Research Committee which Advanced Lead Compounds should be designated Preclinical Compounds for selection by the Parties for development and commercialization as provided in Section 2.12, and evaluate and recommend to the Joint Research Committee the accomplishment of concept validation and other milestone components (including achievement of the First, Second and Third Target Milestones) set forth in the Annual Research Plan;

(c) to review and evaluate progress under the Research Program, and make appropriate recommendations relating thereto to the Joint Research Committee, provided that neither the Project Committee nor the Joint Research Committee shall have the authority to make any determination that either Party is in breach of its obligations under the Research Program;

(d) to provide for the exchange of information relating to the Research Program; and

(e) to coordinate and monitor publication of research results arising from the Research Program, subject to the provisions of Section 12.1.

3.3 Responsibilities of the Joint Research Committee. The Joint Research Committee shall be responsible for making decisions in relation to the Research Program, including without limitation:

(a) to designate Pre-lead Compounds and Lead Compounds for further research and Preclinical Compounds for selection by the Parties for development and commercialization as provided in Section 2.12; and

(b) to determine the accomplishment of concept validation and other milestone components (including achievement of the First, Second and Third Target Milestones) set forth in the Annual Research Plan. No ICAgen Compound or YAMANOUCHI Compound may be designated by the Joint Research Committee as a Lead Compound after the end of the Research Program or as a Preclinical Compound more than [**] after the end of the Research Program. If an ICAgen Compound or a YAMANOUCHI Compound is designated by the Joint Research Committee as a Preclinical Compound after the end of the Research Program, then the Clinical

Compound Selection Period provided in Section 2.12 shall, with respect to such Preclinical Compound, be extended for a period of time (not to exceed [**]) equal in duration to the period of time from the end of the Research Program to such designation by the Joint Research Committee.

3.4 Meetings. Meetings of the Project Committee shall be held from time to time as necessary, but no less frequently than once every two months, on such dates and at such times as the Parties may agree. During each calendar year, the Project Committee shall meet on two (2) occasions in person, with such meetings alternating between the Parties’ respective research locations. Other meetings of the Project Committee shall be held by videoconference or otherwise as the Parties may agree. Either Party may, as it deems appropriate, have researchers or others employed by it attend Project Committee meetings in a non-voting capacity. A meeting agenda and other written materials to be discussed during each Project Committee meeting shall be distributed to members in advance, as agreed by the Parties from time to time.

3.5 Decisions.

(a) Project Committee. All decisions of the Project Committee shall be made by unanimous agreement of the members (or their designees) present in person, by videoconference or otherwise as the Parties may agree at any meeting, provided that at least two representatives of each Party are present at such meeting.

(b) Joint Research Committee. Each decision of the Joint Research Committee shall be made when the signatures of all the members of the Joint Research Committee are obtained on the written action evidencing such decision.

(c) Disagreements. In the event that unanimity cannot be reached by the Joint Research Committee with respect to a matter that is subject to its decision-making authority, then the matter shall be referred for further review and resolution to the Director of Institute for Drug

Discovery Research, or such other similar position designated by YAMANOUCHI from time to time, and the President of ICAgen, or such other officer designated by ICAgen from time to time. The designated officers of each Party shall use reasonable efforts to resolve the matter within 30 days after the matter is referred to them. If they cannot resolve the matter within 30 days, then, to the extent that the unresolved matter relates to the designation of a Preclinical Compound for which milestone payments would be owed under Section 6.2(a) or to the determination of whether the First, Second and Third Target Milestones have been achieved, YAMANOUCHI shall have the right to make the final decision on such matter, provided that if YAMANOUCHI decides not to designate any Preclinical Compound during the Clinical Compound Selection Period or YAMANOUCHI decides that the First or Second Target Milestone has not been achieved because a Pre-lead Compound or Lead Compound, respectively, has not been identified, and ICAgen disagrees with such decision, and thereafter YAMANOUCHI does not make a payment under Section 6.2(a) that it would otherwise be required to make or YAMANOUCHI requires ICAgen to make available a list of additional Targets pursuant to Section 2.4(b), then ICAgen shall thereafter have the right to develop the respective Advanced Lead Compound, Selected Hit Compound or Pre-Lead Compound, and to commercialize Products based thereon, subject to the royalty provisions of Section 6.3(b) (treating such compound as a Product for such purpose). In all other cases, the matter shall be decided in accordance with the dispute resolution procedures described in Section 15.14.

3.6 Minutes. Within 15 days after each Project Committee meeting, one Party shall prepare draft minutes of the meeting as agreed by the Parties, which draft minutes shall provide a description in reasonable detail of the discussions had at the meeting and a list of any actions, decisions or determinations approved by the Project Committee. The other Party shall edit the draft minutes within 15 days after receipt from the Party preparing the draft minutes. The final draft form of the minutes shall be circulated by the preparing Party to all members of the Project Committee sufficiently in advance of the next meeting to allow adequate review and comment prior to the next meeting. Minutes shall be approved or disapproved, and revised as necessary, at the next meeting. Final minutes shall be distributed by the preparing Party to the members of the Project Committee as well as to members of the Joint Research Committee. The Parties shall alternate the responsibility of preparing the minutes.

3.7 Term. The Joint Research Committee shall exist until the termination or expiration of the Research Program and for such longer period as necessary to perform the responsibilities assigned to it under this Agreement.

3.8 Expenses. Each Party shall be responsible for its videoconference costs and for all travel and related costs for its representatives to attend meetings of, and otherwise participate on, the Project Committee.

4.	DEVELOPMENT AND COMMERCIALIZATION.

4.1 Development Efforts by YAMANOUCHI and ICAgen; Joint Development Committees.

(a) YAMANOUCHI. YAMANOUCHI shall use commercially reasonable efforts (including, but not limited to, the conduct of pre-clinical testing as required for regulatory filings for Clinical Compounds, subsequent clinical trials, filing for regulatory approvals, diligently pursuing such approvals and, upon the grant of regulatory approval, marketing Products) to develop and commercialize Clinical Compounds and Products based thereon that it has selected to develop and commercialize pursuant to Section 2.12. In connection therewith, YAMANOUCHI shall dedicate to the development and commercialization of such Clinical Compounds and Products resources that are consistent with the resources that YAMANOUCHI, at all relevant times, would have dedicated to products containing compounds with similar indications and side effect profiles generated from YAMANOUCHI’s own research efforts that YAMANOUCHI decided to develop commercially and market.

(b) ICAgen. ICAgen shall use commercially reasonable efforts (including, but not limited to, the conduct of pre-clinical testing as required for regulatory filings for Clinical Compounds, subsequent clinical trials, filing for regulatory approvals, diligently pursuing such approvals and, upon the grant of regulatory approval, marketing Products) to develop and commercialize Clinical Compounds and Products based thereon that it has selected to develop and commercialize pursuant to Section 2.12. In connection therewith, ICAgen shall dedicate resources to the development and commercialization of such Clinical Compounds and Products resources that are consistent with the resources that ICAgen, at all relevant times, would have dedicated to products containing compounds with similar indications and side effect profiles generated from ICAgen’s own research efforts that ICAgen decided to develop commercially and market.

(c) Visits. In the case of a Clinical Compound and Products based thereon that are being developed and commercialized solely by YAMANOUCHI, YAMANOUCHI shall allow representatives of ICAgen to visit YAMANOUCHI’s offices or any other place that YAMANOUCHI designates in its sole discretion once per calendar year or more frequently as the Parties may agree to exchange information relating to the development and commercialization of such Clinical Compound and Products. In the case of a Clinical Compound and Products based thereon that are being developed and commercialized solely by ICAgen, ICAgen shall allow representatives of YAMANOUCHI to visit ICAgen’s offices or any other place that ICAgen designates in its sole discretion once per calendar year or more frequently as the Parties may agree to exchange information relating to the development and commercialization of such Clinical Compound and Products. During each such visit, the hosting Party shall provide the visiting Party with a reasonably detailed report on the status of such hosting Party’s development and commercialization efforts, including reasonably detailed information relating to the status of regulatory filings and approvals and copies of adverse drug reaction reports that the hosting Party is required to provide to any applicable regulatory authority, provided that all such reports shall be treated as Confidential Information of the providing Party.

(d) Joint Development Committee. In the case of a Clinical Compound and Products based thereon that are being developed and commercialized by YAMANOUCHI in the Secondary Field in Asia and by ICAgen in the Secondary Field in the Rest of the World, the Parties shall establish a development committee (a “Joint Development Committee”) with respect to such Clinical Compound and Products. The Joint Development Committee shall be comprised of an equal number of members from each Party. The details and role of each Joint Development

Committee shall be determined by mutual agreement of the Parties when such Joint Development Committee is formed.

4.2 Ownership of Regulatory Filings Regulatory Cooperation.

(a) General. All INDs, NDAs and other regulatory filings made or filed by YAMANOUCHI for any Clinical Compound or Product shall be owned solely by YAMANOUCHI, subject to the terms of Section 2.12(h) above. All INDs, NDAs and other regulatory filings made or filed by ICAgen for any Clinical Compound or Product shall be owned solely by ICAgen, subject to the terms of Section 2.12(h) above.

(b) Cooperation. If both Parties have exercised rights to develop and commercialize a particular Clinical Compound, they shall cooperate with each other in a reasonable manner and good faith with respect to such development and commercialization. Such cooperation shall include providing the other Party with access to and copies of all data, information and results of pre-clinical testing and clinical trials of such Clinical Compound and copies of all regulatory filings relating to such Clinical Compound.

5.	GRANT OF LICENSES.

5.1 Research Licenses.

(a) ICAgen Grant. ICAgen hereby grants to YAMANOUCHI, during the term of the Research Program, (i) the exclusive, except as to ICAgen, paid-up, world-wide license, under the ICAgen Technology (other than Patents covering ICAgen Compounds that are not ICAgen Exclusive Compounds) and Joint Inventions, and (ii) a non-exclusive, paid-up, world-wide license, under Patents covering ICAgen Compounds that are not ICAgen Exclusive Compounds, to conduct the Research Program and to make and use ICAgen Compounds in connection with the Research Program in accordance with the terms of this Agreement.

(b) YAMANOUCHI Grant. YAMANOUCHI hereby grants to ICAgen, during the term of the Research Program, the exclusive, except as to YAMANOUCHI, paid-up, world-wide license, under the YAMANOUCHI Technology and Joint Inventions, to conduct the Research Program and to make and use YAMANOUCHI Compounds in connection with the Research Program in accordance with the terms of this Agreement.

5.2 Commercialization Licenses.

(a) ICAgen Grant. ICAgen hereby grants to YAMANOUCHI an exclusive (even as to ICAgen), world-wide, royalty-bearing license, with the right to grant sublicenses in accordance with the terms of this Agreement, under the ICAgen Technology and Joint Inventions, to develop, make, have made, use, market, import, offer to sell and sell:

(i) in the Entire World in the Primary Field YAMANOUCHI Compound Products and ICAgen Compound Products that YAMANOUCHI has elected to develop and commercialize in the Entire World in the Primary Field pursuant to Section 2.12(a)(i);

(ii) in Asia in the Secondary Field YAMANOUCHI Compound Products and ICAgen Compound Products that YAMANOUCHI has elected to develop and commercialize in Asia in the Secondary Field pursuant to Section 2.12(a)(i) or pursuant to Section 2.12(b)(ii); and

(iii) in the Entire World in the Secondary Field YAMANOUCHI Compound Products and ICAgen Compound Products that YAMANOUCHI has elected to develop and commercialize in the Entire World in the Secondary Field pursuant to Section 2.12(b)(iv).

provided, however, that the foregoing license shall expire, on a Product-by-Product basis at such time as YAMANOUCHI no longer has the right to develop and commercialize a Clinical Compound and Product based thereon as set forth in Section 2.12. ICAgen shall not grant any Third Party a license to develop, make, have made, use, market, import, offer to sell or sell any ICAgen Compound Product, whether in the Primary Field, the Secondary Field or outside of such Fields, while such ICAgen Compound Product is covered by a license granted in this Section 5.2(a).

(b) YAMANOUCHI Grant. YAMANOUCHI hereby grants to ICAgen an exclusive (even as to YAMANOUCHI), world-wide, royalty-bearing license, with the right to grant sublicenses in accordance with the terms of this Agreement, under the YAMANOUCHI Technology and Joint Inventions, to develop, make, have made, use, market, import, offer to sell and sell:

(i) in the Rest of the World in the Secondary Field YAMANOUCHI Compound Products and ICAgen Compound Products that ICAgen has elected to develop and commercialize in the Rest of the World in the Secondary Field pursuant to Section 2.12(b)(i);

(ii) in the Entire World in the Secondary Field YAMANOUCHI Compound Products and ICAgen Compound Products that ICAgen has elected to develop and commercialize in the Entire World in the Secondary Field pursuant to Section 2.12(a)(ii) or pursuant to Section 2.12(b)(iii); and

(iii) in the Entire World in the Primary Field YAMANOUCHI Compound Products and ICAgen Compound Products that ICAgen has elected to develop and commercialize in the Entire World in the Primary Field pursuant to Section 2.12(a)(ii).

provided, however that the foregoing license shall expire, on a Product-by-Product basis, at such time as ICAgen no longer has the right to develop and commercialize a Clinical Compound and Product based thereon as set forth in Section 2.12. YAMANOUCHI shall not grant any Third Party a license to develop, make, have made, use, market, import, offer to sell or sell any YAMANOUCHI Compound Product, whether in the Primary Field, the Secondary Field or outside of such Fields, while such YAMANOUCHI Compound Product is covered by a license granted in this Section 5.2(b).

5.3 Sublicensing.

(a) YAMANOUCHI Right. YAMANOUCHI shall have the right to grant sublicenses and/or sub-sublicenses to any of its Affiliates and/or its Sublicensees under Section 5.2(a), provided that: (i) YAMANOUCHI shall unconditionally guarantee the performance of any of its Affiliates and Sublicensees hereunder, including without limitation (x) the making of all payments and reports under this Agreement by reason of milestones achieved with respect to any Clinical Compounds and sales of any Products by such Affiliates or Sublicensees and (y) compliance by such Affiliates and Sublicensees with all applicable terms of this Agreement; and (ii) each Affiliate or Sublicensee agrees in writing to keep books and records and permit ICAgen to review such books and records pursuant to the relevant provisions, and to observe all other applicable terms, of this Agreement. YAMANOUCHI shall promptly provide ICAgen with notice of any sublicense granted pursuant to this Section 5.3(a) together with a copy of the sublicense. Any sublicense granted by YAMANOUCHI (or a Sublicensee of YAMANOUCHI) must contain provisions substantially identical to this Section 5.3(a). In the event of a breach by an Affiliate or Sublicensee of YAMANOUCHI in the observance of applicable terms of this Agreement, ICAgen shall be entitled to proceed against either such Affiliate or Sublicensee or directly against YAMANOUCHI, as ICAgen may determine in its sole discretion, to enforce this Agreement.

(b) ICAgen Right. ICAgen shall have the right to grant sublicenses and/or sub-sublicenses to any of its Affiliates and/or its Sublicensees under Section 5.2(b), provided that: (i) ICAgen shall unconditionally guarantees the performance of any of its Affiliates and Sublicensees hereunder, including without limitation (x) the making of all payments and reports under this Agreement with respect to sales of any Products by such Affiliates or Sublicensees and (y) compliance by such Affiliates and Sublicensees with all applicable terms of this Agreement; and (ii) each Affiliate or Sublicensee agrees in writing to keep books and records and permit YAMANOUCHI to review such books and records pursuant to the relevant provisions, and to observe all other applicable terms, of this Agreement. ICAgen shall promptly provide YAMANOUCHI with notice of any sublicense granted pursuant to this Section 5.3(b) together with a copy of the sublicense. Any sublicense granted by ICAgen (or a Sublicensee of ICAgen) must contain provisions substantially identical to this Section 5.3(b). In the event of a breach by an Affiliate or Sublicensee of ICAgen in the observance of applicable terms of this Agreement, YAMANOUCHI shall be entitled to proceed against either such Affiliate or Sublicensee or directly against ICAgen, as YAMANOUCHI may determine in its sole discretion, to enforce this Agreement.

6.	TECHNOLOGY ACCESS FEE; MILESTONE PAYMENTS AND ROYALTIES.

6.1 Technology Access Fee. In partial consideration of the rights and licenses granted by ICAgen to YAMANOUCHI under this Agreement, YAMANOUCHI shall pay ICAgen a compound technology access fee of $[**] upon the execution of this Agreement by both Parties.

6.2 Development Milestone Payments by YAMANOUCHI.

(a) Preclinical Compound Milestones. In partial consideration of the rights and licenses granted by ICAgen to YAMANOUCHI under this Agreement, YAMANOUCHI shall pay ICAgen a milestone payment with respect to the first Preclinical Compound designated by the Joint Research Committee, based upon the time of such designation as set forth below:

(i) $[**] if the Preclinical Compound is designated as [**];

(ii) $[**] if the Preclinical Compound is designated as [**];

(iii) $[**] if the Preclinical Compound is designated as [**]; and

(iv) $[**] if the Preclinical Compound is designated as [**].

One tenth (1/10) of each payment above in Sections 6.1, and 6.2 shall be paid by YAMANOUCHI as withholding taxes and ICAgen shall credit such withholding tax amounts against royalties payable by YAMANOUCHI under Section 6.3 hereof. In the event that ICAgen is able to recover any such withholding tax amounts as a tax refund to ICAgen or as a reduction in taxes payable by ICAgen, ICAgen shall refund such recovered amounts to YAMANOUCHI and YAMANOUCHI’s right to a royalty credit with respect to such recovered amount shall terminate.

(b) First Indication Milestones. In partial consideration of the rights and licenses granted by ICAgen to YAMANOUCHI under this Agreement, YAMANOUCHI shall pay ICAgen each of the following milestone payments upon the first occurrence of each event set forth below with respect to any Clinical Compound or Product based thereon that YAMANOUCHI elects to develop and commercialize pursuant to Section 2.12 and with which YAMANOUCHI, a YAMANOUCHI Affiliate or a YAMANOUCHI Sublicensee achieves such milestone; provided that each of the following milestone payments shall be payable only with respect to one Clinical Compound or Product based thereon:

(i) $[**] upon commencement of [**];

(ii) $[**] upon [**];

(iii) $[**] upon [**];

(iv) $[**] upon [**];

(v) $[**] upon [**];

(vi) $[**] upon [**];

(vii) $[**] upon [**]; and

(viii) $[**] upon [**].

(c) Second Indication Milestones. In partial consideration of the rights and licenses granted by ICAgen to YAMANOUCHI under this Agreement, YAMANOUCHI shall pay ICAgen each of the following milestone payments upon the first occurrence of each event set forth below with respect to any Clinical Compound or Product based thereon that YAMANOUCHI elects to develop and commercialize pursuant to Section 2.12 and that is not developed or intended to be developed for the same indication as the Clinical Compound or Product based thereon for which the corresponding milestone payment was made pursuant to Section 6.2(b) and with which YAMANOUCHI, a YAMANOUCHI Affiliate or a YAMANOUCHI Sublicensee achieves such milestone; provided that each of the following milestone payments shall be payable only with respect to one Clinical Compound or Product based thereon:

(i) $[**] upon [**];

(ii) $[**] upon [**];

(iii) $[**] upon [**];

(iv) $[**] upon [**]);

(v) $[**] upon [**];

(vi) $[**] upon [**];

(vii) $[**] upon[**]; and

(viii) $[**] upon [**].

(d) Payment. Each of the milestone payments specified in Sections 6.2(a), (b) and (c) shall be made within 30 days after achievement of the related milestone.

6.3 Royalties.

(a) YAMANOUCHI Royalties. In partial consideration of the rights and licenses granted by ICAgen to YAMANOUCHI under this Agreement, during the Royalty Term, YAMANOUCHI shall pay to ICAgen a royalty on Net Sales of each Product sold by YAMANOUCHI, its Affiliates or its Sublicensees, commencing, country-by-country, on the First Commercial Sale of such Product by YAMANOUCHI, its Affiliates or its Sublicensees in such country, in an amount equal to the following percentages of the specified portions of the annual Net Sales of each such Product by YAMANOUCHI, its Affiliates and its Sublicensees:

(i) For each Product [**] in the Primary Field: (x) as to the portion of the Net Sales of such Product in a calendar year equal to or less than $[**], the royalty shall be [**] percent ([**]%) of such portion of Net Sales; and (y) as to the portion of Net Sales of such Product in a calendar year in excess of $[**], the royalty shall be [**] percent ([**]%) of such portion of Net Sales.

(ii) For each Product [**] in the Primary Field, the royalty shall be [**] percent ([**]%) of all Net Sales.

(b) ICAgen Royalties. In partial consideration of the rights and licenses granted by YAMANOUCHI to ICAgen under this Agreement, during the Royalty Term, ICAgen shall pay to YAMANOUCHI a royalty of [**] percent ([**]%) of Net Sales of each Product sold by ICAgen, its Affiliates or its Sublicensees, commencing, country-by-country, on the First Commercial Sale of such Product by ICAgen, its Affiliates or its Sublicensees in such country.

6.4 Obligation to Pay Royalties. There shall be no obligation to pay royalties to ICAgen under this Section 6 on sales of Products among YAMANOUCHI and its Affiliates and its Sublicensees, but in such instances the obligation to pay royalties shall arise upon the sale by YAMANOUCHI, its Affiliates or its Sublicensees to unrelated Third Parties. There shall be no obligation to pay royalties to YAMANOUCHI under this Section 6 on sales of Products among ICAgen and its Affiliates and its Sublicensees, but in such instances the obligation to pay royalties shall arise upon the sale by ICAgen, its Affiliates or its Sublicensees to unrelated Third Parties.

7.	PAYMENT TERMS, RECORDS AND AUDIT RIGHTS.

7.1 Payment. Except as otherwise provided in this Agreement, all royalty payments due hereunder shall be paid quarterly within 45 days of the end of each calendar quarter. Each such payment shall be accompanied by a statement, Product-by-Product and country-by-country, of the amount of Net Sales during such quarter and the amount of royalties due on such Net Sales.

7.2 Mode of Payment. Each Party shall make all payments required under this Agreement in United States Dollars.

7.3 Records Retention. Each Party, its Affiliates and its Sublicensees shall keep complete and accurate records pertaining to the sale of Products by it in the applicable Territory and covering all transactions from which Net Sales are derived for a period of three (3) calendar years after the year in which such sales occurred, and in sufficient detail to permit the other Party to confirm the accuracy of royalty payments due hereunder.

7.4 Audit Request. Either Party (the “Requesting Party”), shall have the right to engage an independent, certified public accountant, who agrees to be bound to the same secrecy obligations as are set forth in Section 12.2 and not to disclose to the Requesting Party any information other than the accuracy of the calculation of the Net Sales and the royalties due, to inspect the books and records of the other Party, its Affiliates and its Sublicensees (the “Audited Party”), at reasonable times and upon reasonable notice, for the purpose of verifying the payments due under this Agreement from the Audited Party for a period of three years after such payments have accrued. Results of any such examination shall be made available to both Parties. The Requesting Party shall bear the full cost of the performance of any such audit unless the Audited Party underpaid the royalties or other amounts due under this Agreement for the period in question by more than five percent (5%), in which case the Audited Party shall reimburse the Requesting Party for the reasonable costs of such audit.

7.5 Taxes. In the event that either Party is required to withhold any tax to the tax or revenue authorities in any country regarding any payment to the other Party due to the laws of such country, such payment shall be made after deducting the withholding tax and the Party making such withholding tax payment shall secure an official tax receipt documenting the payment of such withholding tax, which shall be sent to the other Party within thirty (30) days after the receipt is secured.

7.6 Blocked Currency. In each country where the local currency is blocked by applicable law and cannot be removed from such country, royalties accrued in that country shall be paid to the Party to whom the royalties are due in such country in local currency by deposit in a local bank designated by the Party to whom the payments are due.

7.7 Interest on Late Payments. Each Party shall pay interest on any payment under this Agreement that is not made by the date due hereunder at a rate equal to the prime rate plus 3%, compounded monthly, obtained from The Wall Street Journal, Eastern U.S. edition, on the business day next preceding the date such payment was due, from such date until payment in full has been made.

8.	OWNERSHIP; PATENTS.

8.1 Ownership of Compounds. Notwithstanding anything in this Agreement to the contrary: (i) all right, title and interest in and to all YAMANOUCHI Compounds shall be owned solely by YAMANOUCHI, subject to any rights or licenses granted to ICAgen with respect to any such YAMANOUCHI Compound(s) under this Agreement, and (ii) all right, title and interest in all ICAgen Compounds shall be owned solely by ICAgen, subject to any rights or licenses granted to YAMANOUCHI with respect to any such ICAgen Compound(s) under this Agreement.

8.2 Ownership of Inventions. Except as otherwise provided in this Agreement, the entire right and title in all Inventions, and any patent applications or patents based thereon, made solely by employees or others acting on behalf of ICAgen shall be owned solely by ICAgen, and made solely by employees or others acting on behalf of YAMANOUCHI shall be owned solely by YAMANOUCHI. The cost for patent applications and patent maintenance for such Inventions shall be borne by the respective Party that owns such Inventions, except as otherwise provided in Section 8.4.

8.3 Joint Inventions. The Parties recognize that, as a result of the collaboration between YAMANOUCHI and ICAgen in the conduct of the Research Program hereunder, certain Inventions may be deemed to be Joint Inventions. Except as otherwise provided in this Agreement, in such event, the Parties shall jointly own patents, inventor’s certificates and applications therefor covering any such Joint Invention. The cost for patent applications and patent maintenance for such Joint Inventions shall be borne by YAMANOUCHI.

8.4 Patent Filing, Maintenance and Prosecution.

(a) The Party that solely owns an ICAgen Compound, a YAMANOUCHI Compound or an Invention shall have the right, in its sole discretion, to determine whether to file for patent protection in any jurisdiction, to determine the strategies for filing and prosecuting such Patents and to determine whether to maintain such Patents. In the event that such Party determines not to file, or abandons the prosecution or maintenance of, any such Patents in any jurisdiction, such Party shall, if it has the right to allow the other Party to prosecute or maintain such Patent(s), give the other Party notice thereof at least 60 days prior to the date on which such other Party is required by law to make a filing or payment of maintenance fees in order to preserve rights to patent protection in such jurisdiction, and the other Party shall have the right to do so, at its own expense, in the name of the owning Party, provided that at least 90 days prior notice shall be required in the case of a determination not to file an application entering the Patent into the first national stage for purposes of the Patent Cooperation Treaty.

(b) In the case of Inventions that are Joint Inventions, YAMANOUCHI shall have the first right to file, prosecute and maintain Patents relating thereto, at its sole expense, in the joint names of the Parties. In the event that YAMANOUCHI determines not to file or abandons the prosecution or maintenance of any such Patent on a Joint Invention, YAMANOUCHI shall give ICAgen at least sixty (60) days’ prior notice thereof, and ICAgen shall have the right to do so, at its own expense, in the joint names of the Parties. In the event that YAMANOUCHI proposes to narrow the claims in an application for any such Patent on a Joint Invention, YAMANOUCHI shall give ICAgen at least sixty (60) days’ prior written notice of its intent to narrow such claims, and ICAgen shall thereafter have the right to file and prosecute a divisional or similar application for a Patent providing the coverage YAMANOUCHI proposes to eliminate, at its own expense, in the joint names of the Parties. In the event that YAMANOUCHI is required pursuant to the preceding two sentences to provide ICAgen with notice of a determination not to file or to abandon prosecution or maintenance or of a proposal to narrow claims, which relates to any action by a patent office in which it is prosecuting an application for any such Patent on a Joint Invention to which YAMANOUCHI has less than sixty (60) days to respond after it receives such action, YAMANOUCHI shall not be required to give sixty (60) days’ notice to ICAgen as required under this subsection but shall provide ICAgen with a notice as soon as it receives such action and to the extent reasonably practicable, try to provide ICAgen with its proposal 30 days prior to the due date for the response to the patent office.

(c) With respect to the filing, prosecution and maintenance of any Patent pursuant to this Section 8.4, the filing Party shall keep the other Party informed of its decisions and actions in this regard, including without limitation by providing the other Party with copies of all correspondence and drafts of all proposed filings on a timely basis so as to permit the other Party to provide meaningful comments and other input. Further, in connection with any such filing, prosecution or maintenance by either Party, such filing Party shall consult with the other Party and in good faith consider and give due respect to such other Party’s position with respect thereto. In the event that the sole owning Party elects not to file for patent protection or prosecute or maintain such Patents and the other Party elects to do so, such owning Party shall cooperate with the other Party in such filing, prosecution or maintenance.

9.	PATENT ENFORCEMENT AND INFRINGEMENT.

9.1 Patent Enforcement.

(a) Each Party shall notify the other promptly after such Party becomes aware of any alleged infringement of any Patent covering a Product in any country. The Party that is developing or marketing a Product that will compete or does, in fact, compete in the applicable Territory with the allegedly infringing product shall have the first right, but not the duty, to institute patent infringement actions against Third Parties. If the Party with the first right to institute patent infringement actions does not institute an infringement proceeding against an offending Third Party within 90 days after becoming aware or receiving notice of any alleged infringement, then the other Party shall have the right, but not the duty, to institute such an action.

(b) The Parties shall provide reasonable assistance to each other in connection with the enforcement of such Patents pursuant to Section 9.1. Each Party shall execute all necessary and proper documents and take such actions as shall be reasonably requested to assist the Party enforcing the Patent. Neither Party shall enter into a settlement with respect to any such action without the prior consent of the other Party (if the other Party either owns the Patent or holds a license under such Patent pursuant to Section 5.2), which will not be unreasonably withheld. Any award or compensation (including the fair market value of non-monetary compensation) paid by Third Parties as a result of such an infringement action (whether by way of settlement or otherwise) shall be applied as follows: (i) first, to reimbursement of the Parties, on a pro rata basis, for all reasonable out-of-pocket expenses to other persons or entities incurred by each in connection with such action, and (ii) second, any remaining balance shall be allocated [**]% to the Party enforcing the Patent and [**]% to the other Party.

(c) The costs and expenses of any action instituted pursuant to this Section 9.1 (including reasonable fees of attorneys and other professionals) shall be borne by the Party instituting the action, or, if the Parties elect to cooperate in instituting and maintaining such action, such costs and expenses shall be borne by the Parties in such proportions as they may agree in writing.

(d) Notwithstanding anything to the contrary in this Section 9.1, if the Party controlling a Patent does not have the right to allow the Party that is granted the right to pursue infringers to enforce such Patent(s), no such right shall be considered to have been granted hereunder.

9.2 Infringement Actions by Third Parties.

(a) Each Party shall notify the other Party promptly in writing of any claim of, or action for, infringement of any patents belonging to Third Parties which is threatened, made or brought against either Party by reason of either Party’s performance under the Research Program or manufacture, use or sale of any Products.

(b) In the event that an action for infringement is commenced solely against a Party, its Affiliates or its Sublicensees and such action is not covered by a right of indemnification from the other Party under clause (c) of Section 11.1 or clause (c) of Section 11.2, the first Party shall defend such action at its own expense, and the other Party hereby agrees to assist and cooperate with the defending Party, at the other Party’s expense, to the extent necessary in the defense of such suit. The defending Party shall have the right to settle the suit or consent to an adverse judgment thereto, and the consent of the other Party shall not be required unless such settlement or consent: (A) imposes any obligation on such other Party, or (B) materially impairs such other Party’s rights in or to any Patent or ICAgen Technology (in the case of ICAgen) or YAMANOUCHI Technology (in the case of YAMANOUCHI), in which event such other Party’ s consent shall not be unreasonably withheld. During the pendency of such action, all royalties due hereunder shall continue to be paid by the defending Party. The defending Party shall assume full responsibility for the payment of any award for damages, or any amount due pursuant to any settlement entered into by such Party with such Third Party.

(c) If such action is commenced against both Parties or their Affiliates or Sublicensees jointly and such action is not covered by a right of indemnification under clause (c) of Section 11.1 or clause (c) of Section 11.2, the Parties shall enter into a joint defense strategy agreement which will set forth how the Parties intend to proceed, who will be selected as counsel and what the allocation of costs and damages will be between the Parties. If the Parties cannot agree on such a joint defense strategy, the matter shall be resolved by arbitration pursuant to Section 15.14.

10.	REPRESENTATIONS AND WARRANTIES.

10.1 Representations and Warranties of Both Parties. Each Party represents and warrants to the other Party that, as of the Effective Date:

(a) Such Party is duly organized and validly existing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

(b) Such Party has taken all corporate action necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement.

(c) This Agreement is a legal and valid obligation of such Party, binding upon such Party and enforceable against such Party in accordance with the terms of this Agreement. The execution, delivery and performance of this Agreement by such Party do not conflict with any agreement, instrument or understanding, oral or written, to which such Party is a party or by which such Party may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having authority over such Party. All consents, approvals and authorizations from all governmental authorities or other Third Parties required to be obtained by such Party in connection with the execution and delivery of this Agreement have been obtained.

(d) No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon such Party for any commission,

fee or other compensation as a finder or broker because of any act by such Party or of any agent of such Party.

10.2 Representations and Warranties of ICAgen. ICAgen hereby represents and warrants to YAMANOUCHI that, as of the Effective Date:

(a) It has the right to grant the licenses granted by it under this Agreement; and

(b) It has not entered into any agreement with any Third Party which is in conflict with the rights granted to YAMANOUCHI by ICAgen pursuant to this Agreement.

10.3 Representations and Warranties of YAMANOUCHI. YAMANOUCHI hereby represents and warrants to ICAgen that, as of the Effective Date:

(a) It has the right to grant the licenses granted by it under this Agreement; and

(b) It has not entered into any agreement with any Third Party which is in conflict with the rights granted to ICAgen by YAMANOUCHI pursuant to this Agreement.

11.	INDEMNIFICATION.

11.1 By YAMANOUCHI. YAMANOUCHI shall indemnify and hold ICAgen, its Affiliates and its Sublicensees, if any, and their respective directors, officers, employees and agents, harmless from and against any and all liabilities, damages, losses, costs and expenses (including reasonable attorneys fees) arising out of or resulting from:

(a) negligence, recklessness or wrongful intentional acts or omissions of YAMANOUCHI, its Affiliates or its Sublicensees, if any, and their respective directors, officers, employees and agents, in connection with the work performed by YAMANOUCHI under the Research Program;

(b) any warranty claims, Product recalls or any tort claims of personal injury (including death) or property damage relating to or arising out of the manufacture, use, distribution or sale of any Clinical Compound or Product by YAMANOUCHI, its Affiliates or its Sublicensees and their respective directors, officers, employees and agents, except to the extent such liabilities, damages, losses, costs or expenses arise out of or result from the causes set forth in Section 11.2(a); or

(c) any breach of any representation or warranty made by YAMANOUCHI pursuant to Section 10.

11.2 By ICAgen. ICAgen shall indemnify and hold YAMANOUCHI, its Affiliates and its Sublicensees, if any, and their respective directors, officers, employees and agents, harmless from and against any and all liabilities, damages, losses, costs and expenses (including reasonable attorneys’ fees) arising out of or resulting from:

(a) negligence, recklessness or wrongful intentional acts or omissions of ICAgen, its Affiliates or its Sublicensees, if any, and their respective directors, officers, employees and agents, in connection with the work performed by ICAgen under the Research Program;

(b) any warranty claims, Product recalls or any tort claims of personal injury (including death) or property damage relating to or arising out of the manufacture, use, distribution or sale of any Clinical Compound or Product by ICAgen, its Affiliates or its Sublicensees and their respective directors, officers, employees and agents, except to the extent such liabilities, damages, losses, costs or expenses arise out of or result from the causes set forth in Section 11.1(a); or

(c) any breach of any representation or warranty made by ICAgen pursuant to Section 10.

11.3 Notice. In the event that either Party is seeking indemnification under Section 11.1 or Section 11.2 in respect of a claim by a Third Party, such Party shall inform the indemnifying Party of the claim as soon as reasonably practicable after it receives notice of the claim, shall permit the indemnifying Party to assume direction and control of the defense of the claim (including the sole right to settle it at the sole discretion of the indemnifying Party, provided that such settlement does not impose any obligation on the indemnified Party), and shall cooperate as reasonably requested (at the expense of the indemnifying Party) in the defense of the claim.

12.	PUBLICATION; CONFIDENTIALITY.

12.1 Publication.

(a) Both Parties recognize that the other Party may wish to publish the results of their work relating to the Research Program. However, both Parties also recognize the importance of acquiring patent protection on inventions prior to publication. Consequently, each Party shall provide to the Project Committee (or after the Project Committee disbands, the other Party) the opportunity to review any proposed abstracts, manuscripts, other publications or summaries of presentations which cover the results of the Research Program or the pre-clinical or clinical development of any Clinical Compound. The Project Committee (or other Party) shall respond in writing promptly and in no event later than 30 days after its receipt of the proposed material with either approval of the proposed material or a specific statement of concern, based upon either the need to seek patent protection or disclosure of technical or scientific Confidential Information in breach of Section 12.2. In the event of concern, the submitting Party agrees not to submit such publication or to make such presentation that contains information as to which the Project Committee (or other Party) has expressed concern until the Project Committee (or other Party) is given a reasonable period of time (not to exceed 60 days) to seek patent protection for any material in such publication or presentation which it believes is patentable or to resolve any other issues.

(b) Both Parties understand that publications containing chemical structures under development shall not be approved unless the following conditions are fulfilled: (x) at least

[**] has passed since the applicable patent application has been laid open or has otherwise become known to the public other than through a breach of the provisions of this Agreement by the Party seeking to publish, and (y) the chemical modifications to the basic skeleton of the chemical structures for which the patent application referred to in clause (x) above was filed have been completed.

(c) In any publication permitted under this Section 12.1, each Party shall acknowledge its collaboration with the other Party under this Agreement.

(d) Nothing in Section 12 shall prevent ICAgen: (i) in connection with efforts to secure financing at any time during the term of this Agreement, from issuing statements as to achievements made, and the status of the work being done by the Parties, under this Agreement, so long as such statements do not jeopardize the ability to obtain patent protection on Inventions or disclose nonpublic technical or scientific Confidential Information; or (ii) from issuing statements that ICAgen determines to be necessary to comply with applicable law (including the disclosure requirements of the U.S. Securities and Exchange Commission, Nasdaq or any other stock exchange on which securities issued by ICAgen are traded); provided that, to the extent practicable under the circumstances, ICAgen shall provide YAMANOUCHI with a copy of the proposed text of any statement involving YAMANOUCHI sufficiently in advance of the scheduled release thereof to afford YAMANOUCHI a reasonable opportunity to review and comment upon the proposed text and ICAgen shall in good faith consider and give due respect to any comments from YAMANOUCHI.

(e) Sections 12.1(a) and (c) shall cease to be applicable to any Clinical Compound upon commercial launch of a Product based thereon, provided, however, that any information related to a new therapeutic use of the Clinical Compound and/or Products based thereon shall continue to be governed by the provisions of Section 12.1(a) hereof.

12.2 Confidentiality; Exceptions. Except to the extent expressly authorized by this Agreement (including without limitation Section 12.1) or otherwise agreed in writing, the Parties agree that, for the term of the Research Program and for ten years thereafter the receiving Party, its Affiliates and its Sublicensees, if any, (x) shall use their reasonable best efforts to keep, and to ensure that their officers and directors and agents keep, confidential and (y) shall not use for any purpose other than in the conduct of the Research Program (except that each Party may use without restriction information developed by such Party in the Research Program that is of general utility outside the Research Program) both the financial terms of this Agreement and any information furnished to it by the other Party, its Affiliates or its Sublicensees or developed under or in connection with the Research Program, except to the extent that it can be established by the receiving Party by competent proof that such information: (i) is or hereafter becomes generally available to the public other than by reason of any default by the receiving Party with respect to its confidentiality obligations hereunder; (ii) was already known to the recipient as evidenced by prior written documents in its possession; (iii) is disclosed to the recipient by a Third Party who is not in default of any confidentiality obligation to the disclosing Party; or (iv) is independently developed by or for the receiving Party without reference to or reliance upon the information furnished by the other Party (“Confidential Information”).

12.3 Exclusions to Confidentiality. The restrictions contained in Section 12.2 shall not apply to Confidential Information that (i) is submitted by the recipient to governmental authorities to facilitate the issuance of marketing approvals for a Product, provided that reasonable measures shall be taken to assure confidential treatment of such information, if practicable; (ii) is provided by the recipient to Third Parties under appropriate terms and conditions, including confidentiality provisions equivalent to those in this Agreement, for consulting, manufacturing development, manufacturing, external testing, marketing trials and sublicensing or potential sublicensing; (iii) is contained in any report submitted to any licensor(s) of technology or compositions of matter that are employed in the Research Program, provided that the licensor is subject to a customary confidentiality obligation as to proprietary information and trade secrets; or (iv) is otherwise required to be disclosed in compliance with applicable laws or regulations (including, without limitation, to comply with SEC, Nasdaq or stock exchange disclosure requirements) or order by a court or other regulatory body having competent jurisdiction; provided that if a Party is required to make any such disclosure of the other Party’s Confidential Information it will, except where impracticable for necessary disclosures, for example to physicians conducting studies or to health authorities, give reasonable advance notice to the other Party of such disclosure requirement and, except to the extent inappropriate in the case of patent applications or otherwise, will use its reasonable best efforts to secure confidential treatment of such Confidential Information required to be disclosed.

12.4 Injunctive Relief. The Parties acknowledge that money damages alone would not adequately compensate the disclosing Party in the event of a breach by the receiving Party of this Section 12, and that, in addition to all other remedies available to the disclosing Party at law or in equity, it shall be entitled to injunctive relief for the enforcement of its rights under this Section 12.

13.	TERM; TERMINATION.

13.1 Term. This Agreement shall commence as of the Effective Date and, unless sooner terminated as provided hereunder, shall expire as follows:

(a) As to each Product in each country in the applicable Territory, this Agreement shall expire upon the expiration of the Royalty Term with respect to such Product in such country.

(b) This Agreement shall expire in its entirety upon the termination of the Royalty Term with respect to all Products in all countries in all Territories.

Notwithstanding the foregoing, in no event shall this Agreement expire prior to the last to occur of (x) the date that is 12 months after the end of the term of the Research Program, (y) the last date on which a Party has the right to elect to develop and commercialize a Preclinical Compound or Clinical Compound or Product based thereon pursuant to Section 2.12, or (z) the date on which no Party is developing or commercializing a Preclinical Compound or Clinical Compound or Product based thereon pursuant to Section 2.12.

13.2 Breach.

(a) Subject to Section 13.2(e), the failure by either Party to comply with any of its material obligations contained in this Agreement shall entitle the other Party to give to the Party in default notice specifying the nature of the default and requiring it to cure such default. If such default is not cured within 60 days (30 days in the event of a default with respect to an obligation to pay money) after the receipt of such notice (or, if such default cannot be cured within such 60-day period, if the Party in default does not commence and diligently continue actions to cure such default, the Parties agreeing that all defaults with respect to obligations to pay money shall be curable within the 30-day period provided above), the notifying Party shall be entitled, without prejudice to any of its other rights conferred on it by this Agreement, and in addition to any other remedies available to it by law or in equity, to terminate this Agreement in its entirety, by giving written notice to take effect immediately upon delivery of such notice. The right of either Party to terminate this Agreement, as provided in this Section 13.2(a), shall not be affected in any way by its waiver or failure to take action with respect to any previous default.

(b) The failure of a representation or warranty made under this Agreement by either Party to be true in all material respects as of the date made and the inaccuracy of which materially adversely affects the rights of the other Party under this Agreement shall entitle the other Party, without prejudice to any of its other rights conferred on it by this Agreement, and in addition to any other remedies available to it by law or in equity, to terminate this Agreement in its entirety, by giving written notice to take effect immediately upon delivery of such notice. The right of either Party to terminate this Agreement, as provided in this Section 13.2(b), shall not be affected in any way by its waiver or failure to take action with respect to any previous default.

(c) Any dispute concerning whether a Party is in default under the terms of this Agreement shall be referred for arbitration pursuant to Section 15.14. The effectiveness of any notice given pursuant to Section 13.2(a) or 13.2(b) shall be tolled during the pendency of any such arbitration.

(d) An election of remedy by a Party for a material breach of this Agreement under this Section 13.2 on one occasion shall not constitute a waiver as to any other remedy that may be available to such Party under this Section 13.2 as to any material breach on another occasion.

(e) With respect to breaches by a Party of its obligations set forth in Section 4.1(a) or (b) to develop and commercialize Clinical Compounds and Products based thereon, the sole remedy of the other Party (in addition to any rights that it may obtain under Section 2.12) shall be to terminate the license under Section 5 relating to the applicable Clinical Compounds and Products based thereon.

13.3 Termination Other Than for Breach. YAMANOUCHI shall have the right to terminate this Agreement as specified in Section 2.4(c).

13.4 Effect of Expiration or Termination.

(a) Following expiration of the term of this Agreement with respect to a Product in a country in the applicable Territory pursuant to Section 13.1(a), the licensee Party under this Agreement shall have the royalty-free, perpetual right to continue to manufacture, have manufactured, use and sell such Product in such country. Following expiration of the term of this Agreement in its entirety pursuant to Section 13.1(b), the licensee Party shall have the royalty-free, perpetual right to continue to manufacture, have manufactured, use and sell all Products previously licensed by it in all countries in the applicable Territory.

(b) Upon termination of this Agreement by YAMANOUCHI pursuant to Section 13.2: (i) ICAgen shall promptly transfer to YAMANOUCHI copies of all data, reports, records and materials in ICAgen’s possession or control which relate to the Research Program, return to YAMANOUCHI all relevant records and materials in ICAgen’s possession or control containing Confidential Information of YAMANOUCHI to which ICAgen does not retain rights hereunder and furnish to YAMANOUCHI all Substances provided to ICAgen by YAMANOUCHI in connection with the Research Program; (ii) all licenses granted by YAMANOUCHI to ICAgen under Section 5 shall terminate; (iii) ICAgen shall be deemed to have given an ICAgen Abandonment Notice as to all Clinical Compounds and Products based thereon then being developed or commercialized by ICAgen; and (iv) the exclusivity granted to YAMANOUCHI pursuant to Section 2.8 shall continue during the remainder of the Exclusivity Period, if any. The licenses granted to YAMANOUCHI by ICAgen pursuant to Section 5 shall continue in full force and effect, subject to YAMANOUCHI’s obligations under this Agreement, including payment of royalties and milestones, as provided in Sections 5, 6, and 7.

(c) Upon termination of this Agreement by ICAgen pursuant to Section 13.2: (i) YAMANOUCHI shall promptly transfer to ICAgen copies of all data, reports, records and materials in YAMANOUCHI’s possession or control which relate to the Research Program, return to ICAgen all relevant records and materials in YAMANOUCHI’s possession or control containing Confidential Information of ICAgen to which YAMANOUCHI does not retain rights hereunder and furnish to ICAgen all Substances provided to YAMANOUCHI by ICAgen in connection with the Research Program; (ii) all licenses granted by ICAgen to YAMANOUCHI under Section 5 shall terminate; (iii) YAMANOUCHI shall be deemed to have given a YAMANOUCHI Abandonment Notice as to all Clinical Compounds and Products based thereon then being developed or commercialized by YAMANOUCHI; and (iv) the exclusivity granted to YAMANOUCHI pursuant to Section 2.8 shall terminate. The licenses granted to ICAgen by YAMANOUCHI pursuant to Section 5 shall continue in full force and effect, subject to ICAgen’s obligations under this Agreement, including payment of royalties, as provided in Sections 5, 6, and 7.

(d) Upon termination of this Agreement by YAMANOUCHI pursuant to Section 13.3, all rights to YAMANOUCHI Compounds shall revert to YAMANOUCHI and all rights to ICAgen Compounds shall revert to ICAgen, unless and to the extent otherwise provided in Section 2.9 above.

(e) In the event of the termination of any license rights granted to either Party as provided in Section 13.4(b) or (c), the other Party shall recognize the sublicenses previously granted hereunder to such Party’s Sublicensees; provided, however, that the other Party shall not assume, and shall not be responsible to any such Sublicensee for, any representations, warranties or obligations of the Party that granted the sublicense to any Sublicensee.

13.5 Accrued Rights, Surviving Obligations.

(a) Termination, relinquishment or expiration of this Agreement for any reason shall be without prejudice to any rights which shall have accrued to the benefit of either Party prior to such termination, relinquishment or expiration. Such termination, relinquishment or expiration shall not relieve either Party from obligations which are expressly indicated to survive termination or expiration of this Agreement.

(b) Termination, relinquishment or expiration of this Agreement shall not terminate each Party’s obligation to pay all research funding, royalties, milestones and other payments that shall have accrued prior to such termination. All of the Parties’ rights and obligations under Sections 2.7, 2.8 (subject to Section 13.4(c)), 2.9, 2.10, 2.11(b), 2.12, 4, 5 (to the extent provided in Section 13.4(b) and (c)), 7, 8, 9, 10, 11, 12, 13.4, 13.5, and 15 shall survive termination, relinquishment or expiration hereof.

14. FORCE MAJEURE.

Neither Party shall be held liable or responsible to the other Party nor be deemed to be in default under or in breach of any provision of this Agreement for failure or delay in fulfilling or performing any obligation of this Agreement when such failure or delay is due to force majeure, and without the fault or negligence of the Party so failing or delaying. For purposes of this Agreement, force majeure is defined as causes beyond the control of the Party, including, without limitation, acts of God; acts, regulations or laws of any government; war; civil commotion;

destruction of production facilities or materials essential to fulfilling or performing such Party’s obligations by fire, flood, earthquake, explosion or storm; labor disturbances; epidemic; and failure of pubic utilities or common carriers. In such event YAMANOUCHI or ICAgen, as the case may be, shall immediately notify the other Party of such inability and of the period for which such inability is expected to continue. The Party giving such notice shall thereupon be excused from such of its obligations under this Agreement as it is thereby disabled from performing for so long as it is so disabled and for thirty (30) days thereafter. To the extent possible, each Party shall use reasonable efforts to minimize the duration of any force majeure.

15. MISCELLANEOUS.

15.1 Non-solicitation. During the term of the Research Program and for a period of one year thereafter, neither Party shall solicit, induce, encourage or attempt to induce or encourage any employee of the other Party to terminate his or her employment with such other Party or to breach any other obligation to such other Party.

15.2 Relationship of Parties. Nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee or joint venture relationship between the Parties. No Party shall incur any debts or make any commitments for the other, except to the extent, if at all, specifically provided herein.

15.3 Assignment. Neither Party shall be entitled to assign its rights hereunder without the express written consent of the other Party hereto, except that both YAMANOUCHI and ICAgen may otherwise assign their respective rights and transfer their respective duties hereunder to any assignee of all or substantially all of their respective businesses (or that portion thereof to which this Agreement relates) or in the event of their respective merger or consolidation or similar transaction. No assignment and transfer shall be valid or effective unless and until the assignee/transferee shall agree in writing to be bound by the provisions of this Agreement.

15.4 Disclaimer of Warranties. THE PARTIES EXPRESSLY DISCLAIM ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT OF THIRD PARTY RIGHTS, UNLESS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT.

15.5 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

15.6 Notice. Any notice or request required or permitted to be given under or in connection with this Agreement shall be deemed to have been sufficiently given if in writing and personally delivered or sent by certified mail (return receipt requested), facsimile transmission (receipt verified), or overnight express courier service (signature required), prepaid, to the Party for which such notice is intended, at the address set forth for such Party below:

(a)	In the case of YAMANOUCHI, to:

Yamanouchi Pharmaceutical Co., Ltd.

3-11 Nihonbashi-Honcho2-chome

Chuo-ku

Tokyo 103-8411, Japan

Attention: Executive Director of Corporate Licensing Department

Facsimile No.: (03)5203-7164

(b)	In the case of ICAgen, to:

ICAgen Inc.

4222 Emperor Boulevard, Suite 460

Durham, North Carolina 27703

Attention: President

Facsimile No.: (919) 941-0813

with a copy to:

Hale and Dorr LLP

60 State Street

Boston, Massachusetts 02109

Attention: David E. Redlick, Esq.

Facsimile No.: (617) 526-5000

or to such other address for such Party as it shall have specified by like notice to the other Party, provided that notices of a change of address shall be effective only upon receipt thereof. All such notices shall be effective upon receipt.

15.7 Use of Name. Except as otherwise provided herein, neither Party shall have any right, express or implied, to use in any manner the name or other designation of the other Party or any other trade name or trademark of the other Party for any purpose in connection with the performance of this Agreement.

15.8 Public Announcements. Except as required by law (including, without limitation, disclosure requirements of the U.S. Securities and Exchange Commission, Nasdaq or any other stock exchange on which securities issued by ICAgen are traded) and as permitted by Section 12.1(c), neither Party shall make any public announcement concerning this Agreement or the subject matter hereof without the prior written consent of the other, which shall not be unreasonably withheld. It shall not be unreasonable for a Party to withhold consent with respect to any public announcement containing any of such Party’s technical or scientific Confidential Information. In the event of a required public announcement, to the extent practicable under the circumstances, the Party making such announcement shall provide the other Party with a copy of the proposed text prior to such announcement sufficiently in advance of the scheduled release of such announcement to afford such other Party a reasonable opportunity to review and comment upon the proposed text and the Party making such announcement shall in good faith consider and give due respect to any comments from the other Party.

15.9 Waiver. A waiver by either Party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach hereof. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either Party.

15.10 Compliance with Law. Nothing in this Agreement shall be deemed to permit a Party to export, reexport or otherwise transfer any Product sold under this Agreement without compliance with applicable laws.

15.11 Severability. When possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

15.12 Amendment. No amendment, modification or supplement of any provisions of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

15.13 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of North Carolina, United States of America, without regard to its choice of law principles.

15.14 Arbitration.

(a) Any dispute arising out of or relating to any provisions of this Agreement shall be finally settled by arbitration to be held in London, England, under the auspices and then current commercial arbitration rules of the American Arbitration Association. Such arbitration shall be conducted by a single arbitrator appointed according to said rules. The Parties shall instruct such arbitrator to render a determination of any such dispute within thirty (30) days after his or her appointment. Judgment upon any award rendered may be entered in any court having jurisdiction, or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be.

(b) Section 15.14(a) shall not prohibit a Party from seeking injunctive relief from a court of competent jurisdiction in the event of a breach or prospective breach of this Agreement by the other Party which would cause irreparable harm to the first Party.

15.15 No Consequential Damages. EXCEPT AS PROVIDED IN SECTIONS 11.1(a) and (b) and 11.2(a) and (b), IN NO EVENT SHALL EITHER PARTY OR ANY OF ITS RESPECTIVE AFFILIATES BE LIABLE TO THE OTHER PARTY OR ANY OF ITS AFFILIATES FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL OR OTHER INDIRECT DAMAGES, WHETHER IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, including, but not limited to, loss of profits or revenue, or claims of customers of any of them or other Third Parties for such or other damages.

15.16 Entire Agreement. This Agreement, together with the Exhibits hereto and the Annual Research Plan approved by the Joint Research Committee, sets forth the entire agreement and understanding between the Parties as to the subject matter hereof and merges all prior discussions and negotiations between them, and neither of the Parties shall be bound by any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or as duly set forth on or subsequent to the Effective Date in writing and signed by a proper and duly authorized officer or representative of the Party to be bound thereby. Notwithstanding the foregoing, the Confidential Disclosure Agreement between the Parties dated December 16, 1998 shall remain in full force and effect as to disclosures made pursuant thereto.

15.17 Parties in Interest. All the terms and provisions of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective permitted successors and assigns.

15.18 Descriptive Headings. The descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

15.19 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, any one of which need not contain the signature of more than one Party but all such counterparts taken together shall constitute one and the same agreement.

15.20 Consent to Jurisdiction. YAMANOUCHI hereby irrevocably submits to the jurisdiction of any North Carolina court or federal court sitting in the State of North Carolina in any action or proceeding arising out of or relating to this Agreement, (which shall be in addition to, and not in limitation of, the jurisdiction of any other court to which YAMANOUCHI may be subject). YAMANOUCHI hereby designates YAMANOUCHI U.S.A., Inc., an Affiliate of YAMANOUCHI having its offices at Mack Centre IV, 4th Floor, S. 61 Paramus Road, Paramus, NJ 07652, as its agent to receive service of process in the United States of America for purposes of any action or proceeding arising out of or relating to this Agreement. If process is served on such agent, a copy thereof, together with copies of any documents accompanying the same, shall simultaneously be sent by facsimile, with an additional copy sent by DHL Worldwide Express or another reliable overnight courier service, to YAMANOUCHI at its address specified in Section 15.6. YAMANOUCHI agrees that a final judgment in an action or proceeding in any such court may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by the laws of the jurisdictions in which enforcement is sought and consents to any request by ICAgen that the judgment be framed as a right to money damages.

15.21 English Language. If any Party provides any reports or other communications pursuant to this Agreement in a language other than English, such Party shall also provide such reports and other communications in English.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized officer as of the day and year first above written.

YAMANOUCHI PHARMACEUTICAL CO., LTD.

By:	/s/ ISAO YANAGISWA
Date:	March 23, 2000
Name:	Isao Yanagisawa, Ph.D.
Title:	Director of Institute for Drug Discovery Research

ICAGEN INC.

By:	/s/ P. KAY WAGONER
Date:	March 27, 2000
Name:	P. Kay Wagoner, Ph.D.
Title:	Chief Executive Officer and President

EXHIBIT A

RESEARCH PLAN

[Deleted]

EXHIBIT B

JOINT RESEARCH COMMITTEE

[**]

[**]

[**]

[**]

[**]

[**]

Amendment

This Amendment to the Collaborative Research and License Agreement (hereinafter the “Agreement”) dated March 21, 2000 is entered into by and between Icagen, Inc., a corporation duly organized and existing under the laws of the State of Delaware and having offices at 4222 Emperor Boulevard, Suite 350, Durham, North Carolina 27703 (“Icagen”) and Yamanouchi Pharmaceutical Co., Ltd., a corporation duly organized and existing under the laws of Japan and having offices at 3-11 NihonbashiHoncho 2-chome, Chuo-ku, Tokyo 103-841 1, Japan (“Yamanouchi”).

WHEREAS, the Parties have been engaged in a collaborative Research Program (as set forth in greater detail in the Agreement) relating to certain ion channel technology for use in drug discovery; and

WHEREAS, the Parties mutually desire to extend the Research Program for a period of time acceptable to each (the “Extension Term”); and

WHEREAS, the Parties intend to conduct their mutual obligations and responsibilities during the Extension Term in accordance with an Extension Term Research Plan as described in more detail hereinafter.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Parties agree to amend the Agreement as follows:

Section 2.1 Scope of Research Program. The Extension Term Research Plan for the Research Program is as set forth in Exhibit A, which is attached hereto and incorporated herein by reference.

Section 2.5 Funding of the Research Program. Funding for the Research Program during the Extension Term is as set forth in Exhibit B, which is attached hereto and incorporated herein by reference.

Section 2.6 Conduct of Research Program.

(b) Icagen shall be under no obligation to provide chemistry support for the Research Program during the Extension Term.

Section 2.11 Term and Termination of Research Program. The Extension Term of the Research Program shall terminate on December 31, 2003, or such other date as may be mutually agreed by the Parties.

Section 3.4 Meetings. During the Extension Term, meetings of the Project Committee shall be held from time to time as necessary on such dates and at such times as the Parties may agree. Meetings of the Project Committee shall be held by videoconference or otherwise as the Parties may agree. Either Party may, as it deems appropriate, have researchers or others employed by it attend Project Committee meetings in a non-voting capacity. A meeting agenda and other written materials to be discussed during each Project Committee meeting shall be distributed to members in advance, as agreed by the Parties from time to time.

All terms not otherwise defined in this Amendment shall have the same meaning ascribed to them in the Agreement. Except as specifically set forth above, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, each of the Parties hereto has caused this Amendment to be executed in duplicate originals by its duly authorized officers or representatives, effective as of March 20, 2003.

ICAGEN, INC		YAMANOUCHI PHARMACEUTICAL CO., LTD

By:	/S/ P. KAY WAGONER	By:	/S/ ISAO YANAG ISAWA
Name:	P. Kay Wagoner	Name:	Isao Yanag Isawa, Ph. D
Title:	President & CEO	Title:	Director of the Board Institute for Drug Discovery Research
Date:	March 20, 2003	Date:	March 28, 2003

Extended Research Plan for

[**] Project

Contents

Research Scheme

Criteria of Compounds

Research Items

Work Sharing

Milestone

Research Schedule

Yamanouchi Pharmaceutical Co., Ltd.

1. Research Scheme

[**]

[**]

[**]

                [**]

[**]        [**]                                                                                                                           * In the case of compounds [**]

[**]                         [**]

MTD = Max. Tolerable dose

[**]                            MED = Min. effective dose [**]

[**]        [**]        [**]        [**]                                         [**]                 [**]

      [**]

2. Criteria of Compounds

2-1. [**]

•	[**]

[**] In principal, a compound which [**] will be prioritized

2-2. Preclinical Compounds

•	[**]

[**]

2-2. Preclinical Compounds (cont.)

•	[**]

[**]:

Temperature: [**]Humidity: [**]Light: [**]

3. Research Items

3-1. [**]

•	The compounds synthesized at Yamanouchi and Icagen will [**]Icagen is [**]

Criteria of Hit Compound:

[**]

3-2. Selectivity study

•	The compounds which [**].

•	Icagen is responsible for selectivity study.

Criteria of Selected Hit Compound:

[**]

3-3. [**]

•	[**] compound

•	[**] Icagen.

Approach;

The compounds [**] compound [**].[**]If the compound [**] will be [**].

[**] compound, [**].

3-4. [**]

•	[**] the compounds which have [**].

•	Icagen is [**] compounds.

Approach;

Compounds will [**].

[**] will be [**] compounds [**] will be [**]

3-5. [**]

•	The [**] compounds [**] will be [**].

•	Yamanouchi has [**].

Approach;

The compounds [**] will be [**].

[**] at which [**].

[**] will be [**].[**]The compounds [**] will be [**].

3-6. [**]

•	Candidates [**] will be [**].

•	In principal, a compound which [**] will be prioritized.

•	Icagen has [**].

•	Yamanouchi is [**].

Approach;

[**] should be clarified [**].

[**] will be [**].

[**] will be determined [**].

3-7. [**]

•	[**] Compounds will be [**].[**] will be [**]Icagen is [**].

Plan;

[**] are planned.

[**] compounds which will be [**]

4. Work Sharing

Research Agreement

	Evaluation	I	Y
[**]:	[**]	[**]	[**]
	[**]	[**]	[**]
[**]:	[**]	[**]	[**]
	[**]	[**]	[**]
	[**]	[**]	[**]
	[**]	[**]	[**]
	[**]	[**]	[**]
	[**]	[**]	[**]
[**]:		[**]	[**]

R: Responsibility, -: No responsibility

5. Milestone

1.	To obtain the Preclinical candidates by [**].

*	If the Preclinical candidates are found by [**] will be planned.

6. Research Schedule

		3	4	5	6	7	8	9
[**]	[**]
[**]	[**]		[**]
[**]	[**]			[GRAPHIC]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]

Exhibit B

Research Program Funding

Research Funding to Icagen

March 22 - June, 2003	$	[**]
July - September, 2003	$	[**]
October – December, 2003	$	[**]

Subtotal	$	[**]

Above amount will be paid on the first day of April, July and October, respectively.

Out -of -Pocket Third Party costs

Yamanouchi understands the estimation of out-of -pocket third party costs as follows:

[**]	$	[**]
[**]	$	[**]
[**]	$	[**]
[**]	$	[**]

Yamanouchi shall reimburse Icagen of out-of-pocket Third Party costs incurred by Icagen in connection with the revised Research Program on a bimonthly basis: for the period of March 21 - May 31, June 1 - July 31, August 1 - September 30, October 1 - November 30, and December 1 - December 31, 2003.

If Icagen notice that the actual cost will differ from the estimation, Icagen shall notify so Yamanouchi for discussion.

1

Amendment No. 2

This Amendment No. 2 to the Collaborative Research and License Agreement dated as of March 21, 2000 (“Original Agreement”) as amended by the Amendment dated as of March 20, 2003 (“Amendment No. 1”) is made and entered into this 5th day of November, 2003 (“Effective Date”) by and between Icagen, Inc., a corporation duly organized and existing under the laws of the State of Delaware and having its principal place of business at 4222 Emperor Boulevard, Suite 350, Durham, North Carolina 27703, the United States of America (“Icagen”) and Yamanouchi Pharmaceutical Co., Ltd., a corporation duly organized and existing under the laws of Japan and having is principal place of business at 3-11 Nihonbashi-Honcho 2-chome, Chuo-ku, Tokyo 103-8411, Japan (“Yamanouchi”).

For the purpose of this Amendment No. 2, Icagen and Yamanouchi shall be individually referred to as a “Party” and collectively referred to as the “Parties”.

WITNESSETH THAT:

WHEREAS, the Parties have been engaged in a collaborative Research Program relating to certain ion channel technology for use in drug discovery; and

WHEREAS, the Parties mutually desire to include certain additional Compound Samples to be newly provided by Yamanouchi (the “Additional Compound Samples”) in the Research Program and perform further research in relation therewith.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants hereinafter set forth, the Parties agree as follows:

Section 2.1 Scope of Research Program. In addition to the Research Program under Original Agreement and Amendment No. 1, Icagen agrees to perform the research studies with the Additional Compound Samples, the details of which are set forth in the “Extended Research Plan for [**] Project” which is attached hereto as Exhibit I, and incorporated herein by reference.

2

Section 2.5 Funding of the Research Program. In addition to the payment made by Yamanouchi to Icagen under Exhibit B of the Amendment No.1, Yamanouchi shall pay to Icagen by telegraphic transfer the costs and expenses for Icagen’s activities in connection with the above research studies, namely [**] U.S. Dollars (US$ [**].) within fifteen (15) days after Yamanouchi’s receipt of an invoice issued by Icagen following the Effective Date.

Section 2.9 Material Transfer. In connection with the above research studies, Yamanouchi shall provide to Icagen the Additional Compound Samples in accordance with the schedule set forth in Exhibit I of this Amendment No. 2.

Section 2.11 Term and Termination of Research Program. The Extension Term of the Research Program as supplemented by this Amendment No. 2 shall remain unchanged from that set forth in the Amendment No. 1, i.e., until December 31, 2003.

All terms not otherwise defined in this Amendment shall have the same meaning ascribed to them in the Original Agreement and Amendment No.1. Except as specifically set forth above, all other terms and conditions of the Original Agreement and Amendment No.1 shall remain in full force and effect.

3

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed in duplicate by its duly authorized officers or representatives.

Icagen, Inc.		Yamanouchi Pharmaceutical Co., Ltd.

By:	/s/ P. KAY WAGONER	By:	/s/ KIYOSHI FURUICHI
Name:	P. Kay Wagoner	Name:	Kiyoshi Furuichi, Ph.D.
Title:	President & CEO	Title:	Director of Institute for Drug Discovery Research
Date:	Nov. 4, 2003	Date:	Nov. 7, 2003

4

Confidential

Exhibit I

Extended Research Plan for

[**] Project

Contents

1.	Research Scheme

2.	Criteria of Compounds

3.	Category of Additional Compound Samples

4.	Research Items

5.	Work Sharing

Yamanouchi Pharmaceutical Co., Ltd.

1

1. Research Scheme

[**]
[**]
[**]		[**]

[**] [**]				*In the case of compounds [**]
	[**]		[**]
MTD = Max. Tolerable dose

[**]		MED = Min.
effective dose[**]
[**] [**] [**] [**] [**] [**] [**]

2

2. Criteria of Compounds

2-1.	[**]

[**]In principle, a compound which [**]

3

2-2. Preclinical Compounds

[**]

4

2-2. Preclinical Compounds (cont.)

[**]

[**]

5

3. Category of Additional Compound Samples

Number of Additional Compound Samples: up to [**]Category (A):            Synthesized by

Yamanouchi and shipped to Icagen on or prior to

the First shipment date [**]

Category (B): Synthesized by

Yamanouchi and shipped to

Icagen following

the First shipment date, but

not later than [**]

6

4. Research Items

4-1. [**]

•	[**] compound synthesized at Yamanouchi will [**] (see 3. Category of Additional Compound Samples”)

[**] all the compounds, [**] should be [**]Criteria of Hit Compound:

[**]

7

4-2 Selectivity study

•	All the compounds [**].

[**]

8

4-3. [**]

[**]compound.[**] which compounds [**] should be [**] With regard to [**] Yamanouchi [**] as long as [**]The compounds [**]If the compound [**] will be [**] will be [**] the compound, [**] will be [**]

9

4-4. [**] Icagen [**] the compounds which have [**]compounds which [**]. With regard to [**] Yamanouchi [**] Icagen [**]Approach;

Compounds will [**]

•	[**] will be [**] compounds [**] will be [**] on the [**]

10

4-5. [**] compounds [**] will be [**]Yamanouchi has [**].

Approach;

The compounds [**] will be [**].

[**] at which the [**] will be [**].

The compounds [**]will be [**]

11

•	4-6. [**] will be [**] Yamanouchi.

•	In principle, a compound which [**] will be prioritized.

Approach;

[**] should be [**].

[**] will be [**].

The [**] will be determined [**].[**]

12

4-7. [**]

•	The candidates of [**] will be [**] at Yamanouchi.

Plan;

The [**] will be [**].

[**] will be conducted.

13

4-8. [**]

•	In order to investigate the safety margin, [**] at Yamanouchi.

•	The [**] is regarded as a safety margin.

The safety margin of [**] should be [**], respectively, [**]Approach;

[**] will be measured.

[**] will be measured.

[**] will be measured.

14

5. Work Sharing

Research Agreement

	Evaluation	I	Y
[**]:	[**]	[**]	[**]
	[**]	[**]	[**]
[**]:	[**]	[**]	[**]
	[**]	[**]	[**]
	[**]	[**]	[**]
	[**]	[**]	[**]
	[**]	[**]	[**]
[**]		[**]	[**]
[**]		[**]	[**]
[**]		[**]	[**]
[**]		[**]	[**]

R: Responsibility, -: No responsibility

15